UNITED STATES
SECURITIES
AND
EXCHANGE
COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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Securities Exchange Act of 1934

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WYNN RESORTS, LIMITED
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The Height of Hospitality Wynn Resorts 2022 PROXY REPORT

Dear Shareholders,

For five years, Wynn Resorts has done a remarkable and highly effective job playing defense. We responded to the sudden departure of the company’s founder in 2018 with alacrity, including comprehensive changes in the composition of our Board of Directors, the executive team, and corporate governance policies—only to then face a pandemic that intermittently closed our resorts in North America and severely impeded our business in Macau.

Our goal was to right the ship and navigate forward. Throughout that process we made decisions true to our core values: to be Service Driven, committed to Excellence, have guest experiences executed with Artistry, and to be Progressive.

Because we stayed true to our values—the core of who we are—Wynn Resorts is stronger as a result.

We are entering our next chapter playing offense—not just preserving shareholder value but growing shareholder value.

To prepare, we have cleared away any uncertainty surrounding Macau: The Company entered into a new, 10-year gaming concession agreement with the government of Macau which management very effectively negotiated. We have solidified our leadership in Macau by appointing Linda Chen, who has worked with Wynn Resorts since our founding in 2002, as President. We will lead that market in its pursuit of non-gaming growth, just as we did in Las Vegas when it undertook a similar expansion decades ago.

The transitions of Craig Billings to CEO and Julie Cameron-Doe to CFO went as smoothly as planned. Today, 67% of the Wynn Resorts executive team is diverse by gender.

Last year, to demonstrate their confidence in the Company and its future success, and to show support to our people in Macau by preserving liquidity during a very challenging period, Board members and named executive officers exchanged a portion of their salaries and board fees for equity compensation.

The convergence of these things—company stability, the most talented senior team in the industry, and personal commitments to success—give me more confidence than ever in Wynn Resorts.

Sincerely,

Philip G. Satre

Chair of the Board of Directors

STUDIOS
1883
Wynn
LAS VEGAS
WORLD PREMIERE OF 1883

Gulf
2023 LAS VEGAS CONCOURS D'ELEGANCE

1923
WORLD PREMIERE OF 1923

2022 "THE MATCH" PRESS CONFERENCE

Dear Shareholders,

Running at full speed. That is how I feel about our business following nearly three years of intermittent disruption.

The source of our success is clear: our employees. Their sense of ownership and their passion drive us, as we find new opportunities to make Wynn Resorts more vibrant and relevant to our guests than ever before.

Wynn Las Vegas is the place to be. In 2022, the resort launched a series of events that offer “only the best and only at Wynn” in culinary arts, sports broadcasts, luxury goods, and unique entertainment premieres. This year, we’ll add to our collection of experiences, including a founding partnership with Formula 1 racing that allows Wynn and F1 the opportunity to offer a set of singular, Wynn-only guest experiences at the Las Vegas Grand Prix.

Encore Boston Harbor has come into its own. In its first year of being rated by Forbes Travel Guide, the resort was awarded five stars—Wynn Resorts continues to hold more Forbes Five Stars than any independent hotel company in the world. In a city where sports are social currency, fans are enthusiastic about the recent launch of our WynnBET Sportsbook at Encore, and we’ll break ground on our Broadway Entertainment District later this year. Record-breaking revenues and increases in our loyalty program demonstrate that Encore is solidly Boston’s hometown casino.

Macau is back. At Wynn Macau and Wynn Palace, we successfully negotiated a new, 10-year gaming concession agreement with the government on favorable terms, and recent changes in local COVID policy have unlocked the pent-up consumer demand we had anticipated and prepared for. We’ll borrow a page from the Las Vegas playbook for fresh, relevant events in Macau as we design the destination’s next generation of non-gaming amenities.

Our Wynn Design and Development team is fully engaged and drawing on their decades of expertise in designing singular guest experiences to create Wynn Al Marjan Island in the United Arab Emirates. We also are aggressively pursuing a gaming license in New York City at our proposed location of Hudson Yards.

We have tremendous opportunities ahead, and no team is better prepared for them than the team at Wynn Resorts—you can meet them yourself by visiting any one of our resorts.

I urge you to vote in support of the items described in this proxy statement and invite your input on an ongoing basis.

Thank you for your investment in Wynn Resorts.

Sincerely,

Craig S. Billings

Chief Executive Officer

Notice of Annual Meeting

Our 2023 Annual Meeting of Shareholders (“Annual Meeting”) will be held online on May 4, 2023, at 9:00 a.m. PT.

PURPOSE OF THE MEETING

THE ANNUAL MEETING WILL BE HELD FOR THE FOLLOWING PURPOSES:

1.   To elect three Class III directors to serve until the 2026 Annual Meeting of Shareholders;

2.  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

3.  To approve, on a non-binding advisory basis, the compensation of our named executive officers as described in the Proxy Statement;

4.  To approve, on a non-binding advisory basis, the frequency of future advisory votes to approve the compensation of our named executive officers; and

5.  To consider and transact such other business as may properly come before the Annual Meeting, or at any adjournments or postponements thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting. Only the Company’s shareholders of record at the close of business on March 10, 2023, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the Annual Meeting, and at any adjournments or postponements thereof. Only such shareholders, their proxy holders, and our invited guests may attend the Annual Meeting.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 4, 2023

This Proxy Statement and our Annual Report for the fiscal year ended December 31, 2022, are available at http://www.wynnresorts.com on the Company Information page under the “Annual Meeting” heading. Beginning on or about March 22, 2023, we sent to our shareholders either a printed copy of our Annual Meeting materials or a Notice of Internet Availability containing instructions on how to access our Annual Meeting materials electronically. The Annual Meeting materials include this Proxy Statement and our Annual Report for the fiscal year ended December 31, 2022.

PARTICIPATING IN THE VIRTUAL ANNUAL MEETING

To participate in the virtual Annual Meeting, visit http://www.virtualshareholdermeeting.com/WYNN2023, and log in using the 16-digit control number printed in the box marked by the arrow on your Notice of Internet Availability, proxy card or voter instruction form.

YOUR VOTE IS IMPORTANT

You are encouraged to read the attached Proxy Statement and then cast your vote as promptly as possible by following the instructions on the Notice of Internet Availability, your proxy card or the voter instruction form you received from your bank or broker. Even if you have given your proxy, you may still vote electronically during the virtual Annual Meeting by visiting http://www.virtualshareholdermeeting.com/WYNN2023, logging in using the 16-digit control number printed in the box marked by the arrow on your Notice of Internet Availability, proxy card or voter instruction form, clicking on the vote button on the screen and following the instructions provided. If your shares are held through an intermediary, such as a bank, broker or other nominee, your shares will not be voted on most matters being considered at the Annual Meeting unless you provide voting instructions to such person. If you hold your shares in your name, you can vote by proxy before the Annual Meeting by signing and returning the proxy card or voting via the internet or by telephone as further explained in the accompanying Proxy Statement. If you submit a proxy but do not provide any voting instructions, the persons named as proxies will vote your shares in accordance with the Board of Directors’ nominations.

By Order of the Board of Directors,

Ellen F. Whittemore

Secretary

Las Vegas, Nevada

March 22, 2023

DATE AND TIME	PLACE
May 4, 2023 9:00 am PT	Virtual meeting conducted via live webcast accessed at this website: http://www.virtualshareholdermeeting.com/WYNN2023

Attendance at Board, Committee and Annual Shareholder Meetings	13

Committees of the Board	14

Nominating and Corporate Governance Committee	16

Board Leadership	17

Board Role in Risk Oversight	17

Prohibition on Hedging and Pledging Transactions	18

Non-Employee Director Compensation Table	20

OUR PEOPLE AND OUR STEWARDSHIP

Our Company	22

EXECUTIVE OFFICERS	23

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Our Executive Compensation Program	28

How We Approach Executive Compensation	29

How We Designed Incentives in 2022	32

2022 Compensation Design & Decisions	33

Non-Disclosure of Certain Metrics and Targets	40

Other Aspects of Our Executive Compensation	40

Compensation Committee Report	41

SUMMARY COMPENSATION TABLES

Summary Compensation Table	43

Discussion of Summary Compensation Table	44

Pay vs. Performance	44

2022 Grants of Plan-Based Awards Table	47

Outstanding Equity Awards at Fiscal Year-end	48

Option Exercises and Stock Vested in 2022	49

Potential Payments Upon Termination or Change in Control	49

CERTAIN RELATIONSHIPS AND TRANSACTIONS	53

PAY RATIO DISCLOSURE	54

SECURITY OWNERSHIP	55

Certain Beneficial Ownership and Management	55

Deliquent Section 16(a) Reports	56

ITEMS TO BE VOTED ON

Proposal 1: Election of Directors	58

Proposal 2: Ratification of Appointment of Independent Auditors	58

Proposal 3: Advisory Vote to Approve the Compensation of Named Executive Officers	61

Proposal 4: Advisory Vote to Approve the Frequency of Future “Say-on-Pay” Proposals	62

GENERAL INFORMATION	63

2022 Highlights

Financial Results

Achieved highest-ever Adjusted Property EBITDAR(1) at our Las Vegas Operations at $801.1 million, over 50% greater than the previous record

Achieved record Adjusted Property EBITDAR(1) at Encore Boston Harbor of $243.4 million

Maintained strong gross gaming revenue (“GGR”) market share in Macau in challenged visitation environment

Macau Concession	Awarded one of six new 10-year gaming concessions in Macau
Pursuing Growth Opportunities	Entered into a partnership to develop the first integrated gaming resort in the UAE Announced partnership with Related Companies to develop an integrated resort in Manhattan’s Hudson Yards in New York
Enhanced Financial Flexibility	Completed a sale-leaseback of the real estate of Encore Boston Harbor to unlock $1.7 billion to fund accretive development opportunities
Operational Excellence

Awarded 24 Forbes Travel Guide (“FTG”) Five-Star Awards in 2023, the most of any independent hotel company in the world. Wynn Las Vegas and Encore at Wynn Las Vegas remain the largest and the second largest FTG Five-Star resorts in the world, respectively, followed by Wynn Palace as the third largest

Named category leader in FORTUNE’s 2023 World’s Most Admired Companies

Executive Transition	Seamless transition of new CEO and CFO

(1) Adjusted Property EBITDAR is a net income (loss) before interest, income taxes, depreciation and amortization, pre-opening expenses, gain on EBH Transaction, net, property charges and other, triple-net operating lease rent expense related to Encore Boston Harbor, management and license fees, corporate expenses and other (including intercompany golf course, meeting and convention, and water rights leases), stock-based compensation, change in derivatives fair value, loss on extinguishment of debt, and other non-operating income and expenses. See our Annual Report on Form 10-K for the year ended December 31, 2022 (Item 8, Note 19—“Segment Information” to our Consolidated Financial Statements) for the definition of “Adjusted Property EBITDAR,” a reconciliation of Adjusted Property EBITDAR to net income/loss attributable to Wynn Resorts.

SHAREHOLDER ENGAGEMENT AND RESPONSIVENESS

We value the perspective of our shareholders and believe that shareholder engagement leads to enhanced governance practices.

We recognize that the results of our last two advisory votes on our NEOs’ compensation (“Say-on-Pay” votes) are reflective of not meeting our investors’ expectations as far as our level of engagement and responsiveness to their feedback.

The years for which these Say-on-Pay votes took place (2021 and 2022) represented an unprecedent time for the company, as we dealt with the extended impact of COVID-19 on our operations in Macau, all while managing a CEO and CFO transition.

We are committed to set and meet a best-practice standard for engagement with our investors. We value our investors’ views and fully intend to respond to their feedback when making future decisions about the philosophy, design and components of our executive compensation program. We believe the changes we made, as further described in the table “What We Heard—How We Responded” below demonstrate this commitment.

// 1 //

The table below summarizes the common themes that emerged from our engagement conversations and the Board’s responsive actions:

WHAT WE HEARD	HOW WE RESPONDED

A desire for more—and more detailed—responsiveness to Say-on-Pay votes

Offered engagements to shareholders representing 52% of shares outstanding

Engaged on two continents with shareholders representing 49% of shares outstanding

At least one Board member attended the meetings with shareholders representing ~35% of shares outstanding

60% of the engagements including a Board member were held in-person

We also engaged with both of the leading proxy advisory firms

Long-term incentive (“LTI”) metrics should be 50%+ performance based	55% of our January 2023 LTI grants are performance based, 45% time based

Add total shareholder return (“TSR”) metric to align LTI awards with shareholder returns	Added an absolute TSR metric to 2023 LTI performance-based awards

Concern that 1, 2 and 3 year LTI performance periods are overlapping	Added 3-yr cliff vesting to 2023 LTI awards

Retain a relative measure in LTI awards	Retained Las Vegas relative Fair Share metrics for 2023 LTI awards

No clawback policy	Clawback policy adopted ahead of NASDAQ rule being issued

New CEO’s signing grant lacked performance hurdles, base pay higher than some peers	Internal promotion of CEO a best practice; signing grant aligned pay with external comps particularly for a sought-after executive; CEO total pay below the 25th percentile of peer group

Related vocabulary for short-term incentive (“STI”) and LTI metrics raises questions of double dipping	Enhanced disclosure showing STI and LTI metrics are distinct and don’t overlap

More clarity on STI metrics and annual performance goal selections	More clarity provided. Refer to “Compensation discussion and analysis” — “2022 Compensation design & decisions”

Explain any inconsistencies in goals over time	Improved disclosure on need for temporary adjustments due to pandemic’s exceptional impact, especially in Macau

More clarity on how achievement level of individual STI metrics contributes to overall STI award	More clarity provided. Refer to “Compensation discussion and analysis” — “2022 Annual incentive payout”

Provide detailed disclosure in new Say-on-Pay table; conflicting views offered on whether detailed footnotes are desirable	New table in its own section; footnotes provided

Lack of disclosure surrounding transition payments to former CEO	Filed a DEFA14A on April 25, 2022 clarifying that to ensure a successful CEO transition, the Company entered into a transition agreement with the outgoing CEO which did not include any incremental benefits or compensation, nor vesting of equity, beyond the separation terms in his employment agreement

In addition, our Board’s response to our 2022 Say on Pay vote is described in greater depth in “Compensation discussion and analysis” — “Shareholder engagement & response to the 2022 Say-on-Pay vote.”

2023 PROXY STATEMENT	// 2 //

Governance

WHO WE ARE

DIRECTOR SKILLS AND EXPERIENCE

The table below and the director biographies below highlight the key skills and experiences that our directors have developed through education, direct experience and oversight responsibilities. We believe these collective qualities, skills, experiences and attributes are essential to the Board’s ability to exercise its risk oversight function and to guide us to long-term, sustainable performance. If an individual director is not listed as having a particular attribute, it does not signify a director’s lack of ability to contribute in that specific area. Rather, it is intended to depict notable areas of focus.

	BETSY S. ATKINS	CRAIG S. BILLINGS	RICHARD J. BYRNE	PATRICIA MULROY	MARGARET J. MYERS	PHILIP G. SATRE	DARNELL O. STROM	WINIFRED M. WEBB

Gaming or Other Regulated Industry	X	X	X	X		X

Travel, Leisure, Hospitality & Entertainment	X	X			X	X	X	X

Public Company C-Suite	X	X	X		X	X		X

Public Company Board	X	X	X	X		X		X

Finance and Accounting		X	X*			X		X*

Cybersecurity	X							X

International Politics				X	X		X

Real Estate / Project Construction	X	X	X	X		X		X

ESG	X			X	X		X	X

* Denotes those designated as Audit Committee financial experts.

Board Diversity Matrix (self-identified) (as of March 10, 2023)

	FEMALE	MALE

Total Number of Directors	9

Part I: Gender Identity

Directors	4	5

Part II: Demographic Background

African American or Black	0	1

White	4	4

Board composition

Our Board currently has nine members: Philip Satre, who serves as non-executive Chair of the Board, Betsy Atkins, Craig Billings, our Chief Executive Officer, Richard Byrne, Patricia Mulroy, Margaret Myers, Clark Randt, Jr., Darnell Strom, and Winifred Webb. In addition, Matt Maddox served as a director until his departure on January 31, 2022. In accordance with our Retirement Policy included as part of our Corporate Governance Guidelines, Ambassador Randt will not be standing for re- election and will be retiring as a member of the Board effective at the 2023 Annual Meeting. We thank Ambassador Randt for his many years of dedicated service to the Company.

At the 2023 Annual Meeting, Mr. Byrne, Ms. Mulroy, and Mr. Satre are standing for election to serve on our Board until the 2026 Annual Meeting.

// 3 //

Director biographies Biographical and other information for our directors is provided below.

Betsy S. Atkins Chief Executive Officer and Founder, Baja Corporation

Ms. Atkins has been the Chief Executive Officer of Baja Corporation, an independent venture capital firm focused on technology, renewable energy and life sciences, since 1994. Ms. Atkins currently serves on the Boards of SL Green Realty (since April 2015), Solaredge Technologies, Inc. (since June 2021) and Enovix Corporation (since July 2021).

PREVIOUS EXPERIENCE

–  January 2016 to March 2022: Board member, Volvo Car Group

–  2016 to October 2018: Director, Cognizant Technology Solutions

–  February 2009 to August 2009: Chair and Chief Executive Officer, Clear Standards (until acquired by SAP)

–  1991 to 1993: Chair and Chief Executive Officer, NCI, Inc.

–  1989 to 1999: Co-founder, Director, Executive Vice President Sales, Marketing, International Operations, Ascend Communications (until acquired by Lucent Technologies)

–  Previously served on the boards of Schneider Electric, HD Supply Holdings, Polycom, SunPower, Chico’s FAS, Ciber, Darden Restaurants

–  Formerly Chair, Executive Advisory Board, SAP, AG, and Chair, Executive Advisory Board, British Telecom and presidential-appointee to the Pension Benefit Guaranty Corporation advisory committee

EDUCATION

Ms. Atkins graduated with a B.A. from the University of Massachusetts.

EXPERTISE

Ms. Atkins brings to our Board executive leadership and operational experience in various technology, food & beverage and retail industries, as well as significant public board experience and executive compensation, sustainability and enterprise risk management expertise.

Director Since	April 2018
Term Expires	2024 Annual Meeting
Age	69
Board Committees:	Compensation (Chair), Nominating and Corporate Governance

SKILLS AND QUALIFICATIONS

Gaming or Other Regulated Industry	Ms. Atkins served as a director of NASDAQ, dealing closely with the Financial Industry Regulatory Authority, Inc., and as a member of the advisory board of the Pension Benefit Guaranty Corporation.
Travel, Leisure, Hospitality & Entertainment	Ms. Atkins has served as a director of Dardens, an owner and operator of numerous restaurant chains.
Public Company C-Suite	Ms. Atkins has served as the Chair and CEO of NCI, Inc; Chair and CEO of Clear Standards.
Public Company Board	Ms. Atkins has served as a director of Cognizent, Darden Restaurants Inc., NASDAQ, Chico’s, SunPower Corporation, Volvo and Schneider Electric.
Cybersecurity	Ms. Atkins is the CEO and Owner of Baja Corp., an early stage venture capital firm with recent investments in cyber security software and technology.
Real Estate/Project Construction	Ms. Atkins is a member of the Board of Directors of SL Green Realty Corp., a fully integrated real estate investment trust.
ESG	Ms. Atkins served as the Chair and Chief Executive Officer of Clear Standards (acquired by SAP), which provided Enterprise Carbon Management Sustainability software to help organizations measure, mitigate, and monetize carbon and other resources; served as a director of SunPower Corporation a renewable energy company; a director of Darden which was then focused on its ESG, community programs and ethnic inclusion programs; director of Volvo focusing on global ESG programs for diversity, inclusion, community engagement and carbon neutrality sustainability.

2023 PROXY STATEMENT	// 4 //

Craig S. Billings Chief Executive Officer, Wynn Resorts, Limited

Mr. Billings has served as the Company’s CEO since February 1, 2022, and as President from March 2019 until May 2020 when he became CEO of Wynn Interactive. Mr. Billings joined the Company in March 2017 as Chief Financial Officer until he was selected as CEO. Mr. Billings is also the CEO and an Executive Director of Wynn Macau, Limited, a majority owned subsidiary of the Company. Mr. Billings serves as a Director of Applovin Corporation.

PREVIOUS EXPERIENCE

–  2015 to 2017: Gaming industry independent advisor and investor

–  2012 to 2015: Chief Digital Officer, Strategy & Business Development Managing Director, various roles, Aristocrat Leisure Ltd.

–  Previously Vice President in the Investment Banking Division of Goldman Sachs in both New York and London, covering the gaming industry

–  Previously audit and assurance manager at Deloitte.

–  2015 to 2018: Director and Non-Executive Chair, NYX Gaming Group

EDUCATION

Mr. Billings graduated with a B.S. cum laude in Accounting from the University of Nevada, Las Vegas, and received an M.B.A. from Columbia Business School. Mr. Billings is a Certified Public Accountant.

EXPERTISE

Mr. Billings has extensive leadership and innovation experience in the gaming industry, both domestically and internationally, as well as experience in the investment banking and financial services industries.

Director Since	February 2022
Term Expires	2025 Annual Meeting
Age	50

SKILLS AND QUALIFICATIONS

Gaming or Other Regulated Industry	Mr. Billings was a Vice President of Investment Banking for Goldman Sachs focusing on financing mergers and acquisitions for the gaming industry; Chief Digital Officer and MD, Strategy and Business Development of Aristocrat, a leading gaming equipment manufacturer and online gaming provider. Mr. Billings also served as non-executive director and Chairman of NYX, a regulated sports betting company.
Travel, Leisure, Hospitality & Entertainment	In his role as CEO, Mr. Billings leads Wynn Resort’s strategy to develop experiences in culinary arts, sports broadcasts, luxury goods, and unique entertainment premieres.
Public Company C-Suite	Mr. Billings is the former CFO and current CEO of Wynn Resorts.
Public Company Board	Mr. Billings serves on the board of and is chair of the audit committee of Applovin, an app technology platform.
Finance or Accounting	Mr. Billings is the former CFO of Wynn Resorts and has previously served as a Vice President of Investment Banking at Goldman Sachs and an audit and assurance manager at Deloitte.
Real Estate or Project Construction	Mr. Billings was a member of the executive team that opened Encore Boston Harbor in 2019 and is developing Wynn Marjan.

// 5 //

Richard J. Byrne CEO, Chair of the Board of Franklin BSP Realty Trust, Inc.

Mr. Byrne is Chair of the Board and CEO of Franklin BSP Realty Trust, Inc., a publicly-traded commercial real estate finance company, which is externally managed by Benefit Street Partners L.L.C., (a wholly owned subsidiary of Franklin Resources, Inc.), where Mr. Byrne has served as president since 2013. In addition to his one public company board chair position, Mr. Byrne serves as CEO and chair of two related non-publicly traded business-development companies regulated by the Investment Company Act of 1940: Franklin BSP Lending Corp. since 2016 and Franklin BSP Capital Corp. since 2020. Mr. Byrne is a member of the board of directors of New York Road Runners and is also the Founder and Chief Executive Officer of KASAI Elite Grappling Championships.

PREVIOUS EXPERIENCE

–  1999 to 2013: Chief Executive Officer, Deutsche Bank Securities, Inc. (2008-2013); Global Co-Head of Capital Markets at Deutsche Bank (2006-2013); member of the Global Banking Executive Committee and the Global Markets Executive Committee (2001-2010)

–  1985 to 1999: Global Co-Head of the Leveraged Finance Group and Global Head of Credit Research at Merrill Lynch & Co.

–  Highly-ranked credit research analyst, principally in the gaming, lodging and leisure sector

EDUCATION

Mr. Byrne graduated with a B.A. from Binghamton University and a Masters of Business Administration (M.B.A.) from the Kellogg School of Management at Northwestern University.

EXPERTISE

Mr. Byrne has extensive high-level experience in the investment banking and financial services industries, adding expertise in corporate finance and substantial knowledge of the public and private capital markets to our Board. Mr. Byrne also has a deep background in the casino resort industry.

Director Since	August 2018
Term Expires	2023 Annual Meeting
Age	62
Board Committees:	Audit (Financial Expert) Compensation

SKILLS AND QUALIFICATIONS

Gaming or Other Regulated Industry	Each of the entities where Mr. Byrne serves or served in executive capacities are regulated by various state and federal agencies, including the SEC and FINRA. Further, throughout his career with both Merrill Lynch and Deutsche Bank, Mr. Byrne was a top-ranked research analyst in casino gaming.
Public Company C-Suite	Mr. Byrne was Chief Executive Officer of Deutsche Bank Securities, Inc., from 2008-2013 and was also the global head of capital markets at Deutsche Bank and a member of their global banking and global markets executive committees. Before joining Deutsche Bank, Mr. Byrne was global co-head of the leveraged finance group and global head of credit research at Merrill Lynch.
Public Company Board	Mr. Byrne is the Chairman of Franklin BSP Realty Trust, Inc.
Finance or Accounting	Mr. Byrne ran global leveraged finance at Merrill Lynch. He served in many capacities at Deutsche Bank, including global head of capital markets, and ultimately, chief executive officer of Deutsche Bank Securities until 2013. He has been the president of Benefit Street Partners, LLC, an alternative asset management firm, since 2013.
Real Estate or Project Construction	Franklin BSP Realty Trust, Inc., where Mr. Byrne is CEO and Chair of the Board, is a real estate investment trust that originates, acquires and manages a diversified portfolio of commercial real estate debt secured by properties located in the United States.

2023 PROXY STATEMENT	// 6 //

Patricia Mulroy Non-Resident Senior Fellow for Climate Adaptation & Environmental Policy, Practitioner in

Residence, Saltman Center for Conflict Resolution, William S. Boyd School of Law, University of Nevada, Las Vegas

Ms. Mulroy is currently a Non-Resident Senior Fellow for Climate Adaptation and Environmental Policy and Practitioner in Residence at the Saltman Center for Conflict Resolution at the William S. Boyd School of Law at the University of Nevada, Las Vegas, joining them after having served as a Non-Resident Senior Fellow of the Brookings Institute She serves on the Board of Bowman Consulting, Inc. a publicly traded engineering consulting firm. Ms. Mulroy operates a consulting firm representing both corporate and government clients in water matters Ms. Mulroy is a recognized expert in climate related adaptation strategies for both governments and corporations having worked with organizations such as the World Bank in China and with the government of Saudi Arabia on their Project Neon. Ms. Mulroy formerly was a member of the Global Agenda Council on Water of the World Economic Forum and still serves as a Water Advisor to the organization.

PREVIOUS EXPERIENCE

–  July 2014 to October 2015: served on the Nevada Gaming Commission

–  1995 to 2014: Nevada’s representative in all interstate, national and international negotiations and matters regarding the Colorado River negotiating numerous groundbreaking interstate agreements and international treaty modifications.

–  1993 to 2014: Chief executive of the Southern Nevada Water Authority

–  1989 to 2014: Chief executive of the Las Vegas Valley Water District

EDUCATION

Ms. Mulroy graduated with a B.A. and M.A. from the University of Nevada, Las Vegas and pursued doctoral studies at Stanford University.

EXPERTISE

Ms. Mulroy brings more than 30 years of government experience to the Board, serving in numerous leadership roles focusing on Nevada’s public infrastructure. Additionally, Ms. Mulroy’s experience on the Nevada Gaming Commission brings experience and insight into state regulatory and public policy issues impacting the Company’s operations.

Director Since	October 2015
Term Expires	2023 Annual Meeting
Age	70
Board Committees:	Audit Nominating and Corporate Governance (Chair)

SKILLS AND QUALIFICATIONS

Gaming or Other Regulated Industry	Ms. Mulroy served as a member of the Nevada Gaming Commission.
Public Company Board	Ms. Mulroy serves on the Board of Bowman Consulting, Inc.
International Politics	Ms. Mulroy served as a member of the Global Agenda Council on Water of the World Economic Forum.
Real Estate or Project Construction	As the chief executive of the Southern Nevada Water Authority she managed several massive construction projects to protect the Las Vegas community from water shortages and to ensure water infrastructure and treatment facilities were state-of-the-art.
ESG	Ms. Mulroy is an acknowledged expert in environmental strategies having represented both governments and companies in water matters. She was the chief executive of the Southern Nevada Water Authority which is responsible for all regional water management and facilities serving all of Southern Nevada and its 3 million inhabitants and 42 million annual visitors.

// 7 //

Margaret J. Myers Senior Advisor to the Governor of California and Director of the Governor’s Office of

Business and Economic Development

Ms. Myers is currently Senior Advisor to the Governor of California and Director of the Governor’s Office of Business and Economic Development. From September 2014 to April 2020, Ms. Myers was Executive Vice President, Worldwide Corporate Communications and Public Affairs for Warner Bros. Entertainment, Inc. (“Warner Bros.”), a broad-based global entertainment company.

PREVIOUS EXPERIENCE

–  September 2010 to June 2014: Managing Director, Strategic Communications and Public Affairs Practice, Glover Park Group

–  1994 to 2010: Political analyst, commentator and writer

–  January 1993 to December 1994: White House Press Secretary

–  Ms. Myers is the author of the 2008 New York Times best-selling book, “Why Women Should Rule the World”

EDUCATION

Ms. Myers graduated with a B.S. from Santa Clara University.

EXPERTISE

Ms. Myers has extensive experience in both the public and private sectors, as a C-Suite executive, senior government official and board member. She brings to our Board expertise in strategic growth, policy and governance and corporate communications strategies, including media relations, crisis and reputation management, executive communications, corporate responsibility, and philanthropy.

Director Since	April 2018
Term Expires	2025 Annual Meeting
Age	61
Board Committees:	Compensation Nominating and Corporate Governance

SKILLS AND QUALIFICATIONS

Travel, Leisure, Hospitality & Entertainment	Ms. Myers served as the Executive Vice President, Worldwide Corporate Communications and Public Affairs for Warner Bros., a broad-based global entertainment company.
Public Company C-Suite	Ms. Myers served as the Executive Vice President, Worldwide Corporate Communications and Public Affairs for Warner Bros.
International Politics	Ms. Myers served as the White House Press Secretary for President William J. Clinton, the official spokesperson of the President of the United States. In that position she was responsible for communicating the administration’s positions on foreign and domestic issues to a global audience. She also met regularly with international government officials to help navigate market access and regulatory issues while at Warner Bros.
ESG	Ms. Myers led corporate responsibility and philanthropy initiatives at Warner Bros. and advised numerous international and domestic clients on meeting their social and governance objectives at the Grover Park Group.

2023 PROXY STATEMENT	// 8 //

Clark T. Randt Jr. President, Randt & Co. LLC

Ambassador Randt is currently President of Randt & Co. LLC, which advises firms with interests in China. Ambassador Randt has been a Director of Valmont Industries since February 2009. Ambassador Randt is also a member of the Council on Foreign Relations. Ambassador Randt is a member of the New York State Bar Association, was admitted to the Hong Kong Bar Association, and has over 25 years of experience in cross-border corporate and finance transactions.

PREVIOUS EXPERIENCE

–  2001 to 2009: United States Ambassador to the People’s Republic of China

–  Previously, partner at Shearman & Sterling, head of China practice

EDUCATION

Ambassador Randt graduated with a B.A. from Yale University, and has a J.D. from the University of Michigan Law School.

EXPERTISE

Ambassador Randt’s service as the U.S. Ambassador to the People’s Republic of China and his ongoing expertise regarding China give him a unique perspective on international business and foreign policy issues. Additionally, his fluency in Mandarin Chinese and extensive China experience make him well-suited to meaningfully contribute to the Board’s oversight of the Company’s operations in Macau.

Director Since	October 2015
Term Expires	2023 Annual Meeting
Age	76
Board Committees	Compensation

// 9 //

Philip G. Satre Retired

Mr. Satre has served as the Non-Executive Chair of the Board since November 2018 and joined the Board as Vice-Chair in August 2018. In the not-for-profit sector, Mr. Satre is President Emeritus of the International Center for Responsible Gaming; a Trustee of The National World War II Museum; serves on the Board of the National Automobile Museum - The Harrah Collection in Reno, Nevada; is Co-Founder and Chair of the Kenny Guinn Center for Policy Priorities and served on the Stanford Alumni Association Board of Directors until June 2022.

PREVIOUS EXPERIENCE

–  1980 to 2005: Various roles at Harrah’s Entertainment, Inc. with increasing responsibility, including Vice President, General Counsel and Secretary; President and Chief Executive Officer of its gaming division; culminating in service as CEO and Chair

–  Previously served on the boards of Nordstrom, Inc., International Game Technology PLC (“IGT”), NV Energy, Tabcorp Holdings Ltd. (Australia), and Rite Aid Corporation

–  Various roles in non-profits, including as Chair of the Guinn Center for Policy Priorities and Emeritus Member of the Stanford University Board of Trustees (2005 to 2010)

EDUCATION

Mr. Satre graduated with a B.A. from Stanford University and a J.D. from the University of California, Davis. He attended the M.I.T. Senior Executive Development Program in Fall, 1982.

EXPERTISE

Mr. Satre’s prior experience as an executive in our industry brings the Board extensive understanding of the complex financial, regulatory, operational, and strategic challenges we face, while his prior experience as a director across a diversity of industries adds additional expertise in matters of good corporate governance and effective Board oversight.

Director Since	August 2018
Term Expires	2023 Annual Meeting
Age	73
Board Committees	Nominating and Corporate Governance

SKILLS AND QUALIFICATIONS

Gaming or Other Regulated Industry	Harrah’s Entertainment, the publicly traded company where Mr. Satre served as the CEO and Chairman of the Board and IGT, a publicly traded gaming equipment manufacturer where he served as non-executive Chair of the Board, are regulated by the SEC and by the gaming regulatory agencies in the 28 jurisdictions in which Harrah’s operated casinos at the time of his retirement and the over 250 jurisdictions in which IGT was licensed to manufacture gaming equipment.
Travel, Leisure, Hospitality & Entertainment	Mr. Satre was with Harrah’s Entertainment for 25 years, serving ultimately as CEO and Chairman of the Board.
Public Company C-Suite	Mr. Satre was with Harrah’s Entertainment for 25 years, serving ultimately as CEO and Chairman of the Board.
Public Company Board	Mr. Satre has served on the boards of Harrah’s Entertainment, IGT, Nordstrom, NV Energy, Rite Aid Corporation and Tabcorp Holdings.
Finance or Accounting	Mr. Satre led all financing efforts at Harrah’s Entertainment, including the successful acquisitions of numerous companies, all while maintaining a strong balance sheet. Mr. Satre built Harrah’s Entertainment into a Fortune 500 company.
Real Estate or Project Construction	Mr. Satre led the transformation of Harrah’s Entertainment from a small regional company with four casinos to one with 28 casinos throughout the United States and internationally.

2023 PROXY STATEMENT	// 10 //

Darnell O. Strom Partner & Head of Culture and Leadership, UTA

Mr. Strom is a Partner & Head of the Culture and Leadership Division at premiere entertainment agency, United Talent Agency (“UTA”). Mr. Strom represents transformative talent, brands, and organizations across entertainment, media, sports, fashion, the arts, entrepreneurship, politics, and thought leadership.

PREVIOUS EXPERIENCE

–  2012 to 2019: Agent, Creative Artists Agency

–  2010 to 2012: Executive, Creative Artists Agency Foundation

–  2006 to 2010: Deputy Director of Development, William J. Clinton Foundation

–  2005 to 2006: Deputy Director of Scheduling & Advance, Office of President William J. Clinton

EDUCATION

Mr. Strom graduated with a B.S. (with honors) from Florida A&M University.

EXPERTISE

Mr. Strom’s decades of experience in entertainment, media, and sports, along with the relationships he has established, is a significant benefit to the Board. Mr. Strom brings to our Board significant industry expertise in media, sports, entertainment, music, fashion, the arts, branding and thought leadership.

Director Since	October 2020
Term Expires	2024 Annual Meeting
Age	41
Board Committees:	Audit Nominating and Corporate Governance

SKILLS AND QUALIFICATIONS

Travel, Leisure, Hospitality & Entertainment	In addition to his representation of transformative talent, over the course of his career, Mr. Strom has advised some of the world’s top luxury, hospitality, and lifestyle brands. Mr. Strom has extensive experience working at the cross-section of entertainment, media, sports, music, fashion, and digital. Mr. Strom has presented at the Aspen Ideas Festival, Sundance Film Festival, Brilliant Minds, Cannes Lion Creativity Festival, and the UN’s Nexus Global Youth Summit. He also served on President Obama’s White House Entertainment Council.
International Politics	Mr. Strom’s roles in the Office of President William J. Clinton and with the William J. Clinton Foundation provided him with experience working with foreign governments and organizations.
ESG	In his previous roles at the William J. Clinton Foundation and the Creative Artists Agency Foundation, Mr. Strom strategically advised his clients and non-governmental organizations on a range of issue areas regarding their philanthropy and social initiatives.

// 11 //

Winifred M. Webb Founder, Kestrel Corporate Advisors

Ms. Webb founded Kestrel Corporate Advisors, an advisory services firm in 2013. Ms. Webb currently serves on the Board of Trustees of AMH (since January 2019), the Boards of AppFolio, Inc. (since December 2019) and ABM Industries (“ABM”) (since 2014).

PREVIOUS EXPERIENCE

–  2010 to 2013: Managing Director, Tennenbaum Capital Partners, now part of BlackRock

–  2008 to 2010: Member of the Corporate Executive team and senior advisor, Ticketmaster

–  1988 to 2008: Various senior corporate positions, including as Senior Vice President of Investor Relations and Shareholder Services, and governance outreach, The Walt Disney Company (“Disney”); Executive Director, The Walt Disney Company Foundation

–  Previously held various investment banking positions

–  Prior service on the boards of TiVo, Jack in the Box, and nonprofit PetSmart Charities

EDUCATION

Ms. Webb graduated with a B.A. (with honors) from Smith College and received her M.B.A. from Harvard University.

EXPERTISE

Ms. Webb brings to our Board significant industry expertise in travel and tourism, hospitality, food and beverage, media and entertainment, retailing, real estate and facilities services. Ms. Webb’s experience developing award-winning investor relations, strategic communications, brand-building programs and extensive, public company board service contribute to the Board’s ability to provide creative solutions in strategic planning and board governance.

Director Since	April 2018
Term Expires	2025 Annual Meeting
Age	65
Board Committees:	Audit, Chair (Financial Expert)

SKILLS AND QUALIFICATIONS

Travel, Leisure, Hospitality & Entertainment	Ms. Webb has over 20 years of experience with Disney, one of the world’s leading entertainment companies.
Public Company C-Suite	Ms. Webb was a member of the corporate executive teams of TPC Capital Corp, Ticketmaster and Disney.
Public Company Board	Ms. Webb has served as a director of Tivo and Jack in the Box. She currently serves on the boards of AMH, AppFolio, and ABM.
Finance and Accounting	Ms. Webb began her career in investment banking. She served as Vice President at PaineWebber in New York and as a Corporate Finance Analyst at Lehman Brothers. Prior to assuming her role in investor relations with Disney, she was engaged in that company’s capital markets, treasury and corporate finance activities. She serves on the Audit Committees of ABM and AppFolio (chair).
Cybersecurity	Ms. Webb serves as chair of ABM’s Stakeholder & Enterprise Risk committee, responsible for cybersecurity review. Additionally, she serves on AppFolio’s Risk and Compliance Oversight Committee. She holds a National Association of Corporate Directors/Carnegie Mellon Certificate in Cyber-Risk Oversight.
Real Estate/Project Construction	Ms. Webb is a member of the board of AMH, a real estate investment trust. She is also on the board of facilities services and engineering company, ABM, and of AppFolio which provides property management services.
ESG	Ms. Webb was Disney’s c-suite executive responsible for governance outreach and was separately the Executive Director of the Walt Disney Company Foundation. She serves on the Nominating and Governance Committees at Appfolio and AMH. She chairs ABM’s Stakeholder & Enterprise Risk committee, responsible for oversight of that company’s ESG efforts.

2023 PROXY STATEMENT	// 12 //

Board independence

The Board has affirmatively determined that each director that served during 2022 was, and each current director continues to qualify as an independent director in accordance with Nasdaq’s listing standards, except Mr. Billings, our Chief Executive Officer, and Mr. Maddox, our former Chief Executive Officer. In addition, the Board has determined that each of Messrs. Byrne and Strom, and Ms. Mulroy and Ms. Webb meets the heightened independence requirements for Audit Committee membership as set forth in Rule 10A-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable listing standards of Nasdaq, and that each of Ms. Atkins, Ms. Myers and Mr. Byrne and Ambassador Randt meets the heightened independence requirements for Compensation Committee members set forth in Rule 10C-1 under the Exchange Act and the applicable listing standards of Nasdaq.

WHAT WE ACCOMPLISHED

We are asking for your voting support to continue our leadership, so we want to share some highlights from what we—your board of directors—accomplished and oversaw in 2022:

-	We undertook all four of the most important responsibilities a board of directors has:

-	We managed a CEO transition process, promoting from our deep bench of internal talent—a best practice

-	We onboarded a new CFO from the best industry talent

-

Informed by valuable input from our investors we updated our compensation plans, including increasing the share of performance grants to 55% and adding an absolute TSR component to our long-term incentive awards beginning in 2023, and

-	Continued to look forward and execute on key development projects, improving our existing portfolio assets and developing new ones.

In addition, we supported management in evaluating and contributing to the Macau concession renewal. Further, we supported management in its effort to develop the first ever integrated resort in the UAE, a part of the world whose importance continues to grow rapidly.

We acted with similar urgency and focus to refine our own practices and contributions, adding critical training programs, examining each of our governance practices with fresh eyes and greatly expanded our shareholder outreach.

Attendance at board, committee and annual shareholder meetings

During 2022, the Board held nine meetings, the Audit Committee held five meetings, the Compensation Committee held five meetings and the Nominating and Corporate Governance Committee held four meetings. Directors are expected to attend the annual meeting of shareholders and all or substantially all of the Board meetings and meetings of committees on which they serve. For the annual meeting held on May 5, 2022, all directors then in office attended such meeting and during 2022 each director attended at least 90% of the meetings of the Board during such director’s tenure and the total number of meetings held by any of the committees of the Board on which the director served.

HOW WE GOVERN AND ARE GOVERNED

Our Board considers carefully which of its functions should be delegated to committees and which are better suited for the full Board. We also consider carefully which directors serve on, and chair, each committee, and how reporting between the public committees, the Board, the Board Chair, and management should take place.

// 13 //

As the expectations placed on company boards continue to grow, the Nominating and Governance Committee periodically assesses this structure, including monitoring the function of the committees through the annual self-evaluation process, when and whether new committees or sub-committees are needed and how the committee’s reporting mechanisms to the Board are operating in practice.

Committees of the board

The Board of Directors has three standing committees, each comprised solely of independent directors: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The charters for these committees are available on our website at http://www.wynnresorts.com under the heading “Corporate Governance” on the Company Information page.

DIRECTOR	INDEPENDENT DIRECTOR	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Betsy S. Atkins	•		C	•

Richard J. Byrne	•	F	•

Patricia Mulroy	•	•		C

Margaret J. Myers	•		•	•

Clark T. Randt, Jr. (1)	•		•

Philip G. Satre	•			•

Darnell O. Strom	•	•		•

Winifred M. Webb	•	C,F

Committee Meetings in 2022		5	5	4

C Chair; F Financial Expert within the meaning of SEC regulations;

(1) Ambassador Randt will not stand for re-election at the expiration of his term at the Company’s 2023 Annual Meeting.

AUDIT COMMITTEE

At each regular meeting, the Audit Committee meets in executive session with the Company’s independent auditors, General Counsel, Chief Audit Executive, Chief Financial Officer, and Chief Global Compliance Officer to discuss accounting principles, financial and accounting controls, the scope of the annual audit, internal controls, regulatory compliance, and other matters. The independent auditors have complete access to the Audit Committee without management present to discuss the results of their audits and their opinions on the adequacy of internal controls, quality of financial reporting, and other accounting and auditing matters.

KEY RESPONSIBILITIES

-	Appointing, retaining, overseeing, and approving the compensation of the independent auditors

-	Reviewing and discussing with the independent auditors and management the Company’s earnings releases and quarterly and annual reports to be filed with the SEC

-	Reviewing the adequacy, effectiveness, scope, and results of the Company’s internal auditing procedures and practices

-

Overseeing the Company’s legal and regulatory compliance programs (in conjunction with the independent Compliance Committee) and its policies and procedures for monitoring compliance as they relate to the Company’s financial statements

-	Meeting periodically with management to review the Company’s major risk exposures and the steps management has taken to monitor and control such exposures

-	Reviewing and approving the Company’s decision to enter into certain swaps and other derivative transactions

2023 PROXY STATEMENT	// 14 //

COMPENSATION COMMITTEE

The Compensation Committee sets all elements of compensation for our named executive officers (“NEOs”) based upon consideration of our NEO’s contributions to the development and operating performance of the Company, and is primarily responsible for monitoring risks relating to the Company’s compensation policies and practices to determine whether they create risks that are reasonably likely to have a material adverse effect on the Company.

The Compensation Committee considers the recommendations of the CEO in establishing compensation for all NEOs, other than the CEO. In addition, the Compensation Committee oversees the CEO’s annual evaluation of our senior management and considers such evaluations when determining the compensation for members of our senior management.

The Compensation Committee has the authority to retain compensation consulting firms exclusively to assist it in the evaluation of executive officer and employee compensation and benefit programs. In 2022, the Compensation Committee retained Radford, a unit of Aon plc’s Human Capital Solutions (“Radford”), a nationally recognized independent compensation consulting firm, to assist in performing its duties. Radford does not provide services to the Company other than the advice on director and executive compensation that it may provide the Compensation Committee when requested. In 2022, Radford provided the Compensation Committee with a peer group review and competitive compensation analysis, in connection with the Compensation Committee’s review of compensation levels of our NEOs. The Compensation Committee retains sole responsibility for engaging advisors and meets with advisors, as needed, in the Compensation Committee’s sole discretion. Each of the members of the Compensation Committee brings a wealth of experience from their public and private board experience and their respective executive roles, which helps the Committee oversee the design and practice of linking executive compensation to company performance.

KEY RESPONSIBILITIES

-	Reviewing the goals and objectives of the Company’s executive compensation plans, and amend or recommend that the Board a amend an existing plan or adopt a new plan, as appropriate

-	Assessing the Company’s most recent advisory vote on executive compensation

-	Appointing advisors retained by the Committee and assessing any potential conflicts of interest, overseeing and approving the compensation of any advisors the Committee retains

-

Annually evaluating the performance of the CEO, overseeing the evaluation of performance of senior management and the other officers of the Company, and setting compensation for the CEO, other NEOs, and other members of senior management

-	Reviewing and approving equity awards and supervising administrative functions pursuant to the Company’s equity plans

-	Reviewing and approving compensation arrangements for officers and other key employees in accordance with policies adopted by the Committee from time to time

-	Reviewing and recommending to the full Board the type and amount of compensation for Board and Committee service by non-management members of the Board

-	Reviewing and discussing with management the Compensation Discussion and Analysis and related disclosures in the Company’s Proxy Statement

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are appointed by the Board each year. The members of the Compensation Committee who served in 2022 were Ms. Atkins, Mr. Byrne, Ms. Myers and Ambassador Randt. No member of the Compensation Committee is, or was, one of our officers or employees. No interlocking relationship exists between the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

// 15 //

Nominating and corporate governance committee

The Nominating and Corporate Governance Committee seeks to have the Board represent a diversity of backgrounds and experiences and assesses potential nominees in light of the Board’s current size and composition.

The Nominating and Corporate Governance Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have a reputation for honest and ethical conduct in both personal and professional activities. The Nominating and Corporate Governance Committee may, from time to time, develop and recommend additional criteria for identifying and evaluating director candidates, including those recommended for consideration by Company shareholders. In addition, the Nominating and Corporate Governance Committee examines a candidate’s other commitments, potential conflicts of interest, and independence from management and the Company. The Nominating and Corporate Governance Committee and Board believe that differences of viewpoint, professional experience, individual characteristics, personal background, qualities, skills, qualifications, gender, ethnicity, and race help generate varying perspectives and that those varying perspectives are important to the effectiveness of the Board’s oversight of the Company. The Nominating and Corporate Governance Committee proactively considers diversity by annually reviewing with the Board the Board’s composition as a whole and recommending, if appropriate, measures to be taken so that the Board reflects the appropriate balance of knowledge, depth, diversity of backgrounds and experience, and the skills and expertise required for the Board as a whole. The Nominating and Corporate Governance Committee assesses the effectiveness of this policy by periodically reviewing the Board membership criteria with the Board. This assessment enables the Board to update the skills and experience it seeks in the Board as a whole and in individual directors, as the Company’s needs evolve and change over time.

The Company’s Corporate Governance Guidelines sets forth the Company’s policy requiring the inclusion of candidates with diversity of race, ethnicity, and gender when evaluating new candidates for the Board. Additionally, we have established a goal of 50% diversity among Board members, which we have exceeded since 2020.

The Nominating and Corporate Governance Committee is responsible for conducting the annual Board self-evaluation process. The Board conducts a three-part evaluation process coordinated by the General Counsel. Each Board member participated in an evaluation of the full Board, each of the Committees on which he or she serves, and individual Board member performance. A summary report of the results was prepared by the General Counsel and presented to the full Board and to each Committee. The Board uses the results in preparing action items as necessary.

KEY RESPONSIBILITIES

-	Identifying, evaluating and recommending qualified director candidates, including candidates recommended by shareholders, directors, or management

-

Assessing the qualifications, attributes, skills, experience, diversity and independence of Board members, taking into account appropriate considerations such as the Company’s current and planned business, current and potential composition considerations, any planned director refreshments, and the qualifications required of directors under the gaming laws of jurisdictions where the Company operates

-	Reviewing the composition of the Board and its committees and recommending, as appropriate, measures to be taken for Board refreshment and Board succession planning

-	Reviewing and making recommendations regarding the Board’s leadership structure

-	Overseeing corporate governance matters generally, including the corporate governance guidelines, and annually reviewing and recommending any changes to the Board , as appropriate

-	Overseeing and, as it determines appropriate, designating directors to participate in the Company’s engagement with shareholders

-	Overseeing the annual evaluation of the Board and its standing committees

2023 PROXY STATEMENT	// 16 //

CONSIDERATION OF CANDIDATES RECOMMENDED BY SHAREHOLDERS

Our Nominating and Corporate Governance Committee is pleased to consider director candidates recommended by shareholders. In considering such candidates, the Nominating and Corporate Governance Committee will take into consideration the Board’s current size and composition; the needs of the Board, including the skills and experience of existing directors; and the qualifications of the candidate. To have a candidate considered by the Nominating and Corporate Governance Committee, a shareholder must comply with the provisions of the Company’s Ninth Amended and Restated Bylaws (the “Bylaws”) and be sent to the Company’s Secretary at Wynn Resorts, Limited, c/o Secretary at 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

If the Nominating and Corporate Governance Committee pursues consideration of a person identified as a potential candidate, the Nominating and Corporate Governance Committee may take any or all of the following steps: collect and review publicly available information regarding the candidate, contact and request information from the candidate, verify the candidate’s credentials, conduct one or more interviews with the candidate and contact one or more references provided by the candidate or other persons who may have greater first-hand knowledge of the candidate’s accomplishments. The Nominating and Corporate Governance Committee’s evaluation process takes into account the candidate’s accomplishments and qualifications, including in comparison to any other candidates that the Nominating and Corporate Governance Committee might be considering, and does not vary based on whether a candidate has been recommended by a shareholder.

Board leadership

On at least an annual basis, our Board assesses its leadership structure, including the appointment of the Chair of the Board. The Chair of the Board is annually elected by a majority of the members of the Board. Our Corporate Governance Guidelines requires that our Chair be an independent, non-executive member of the Board. We believe the separation of the Chair and the Chief Executive Officer clarifies the individual roles and responsibilities of the Chief Executive Officer, streamlines decision-making and enhances accountability. Our Chief Executive Officer, Mr. Billings, serves as a member of the Board, and Mr. Satre has served as our non-executive Chair of the Board since 2018. This separation in roles allows Mr. Billings to focus on the management of the Company, day-to-day operations and engagement with external stakeholders. Mr. Satre, as an independent member of the Board, focuses his attention on the broad strategic issues considered by the Board leveraging his strong public company and gaming background to provide strategic guidance and effective oversight of management and engaging with the Chief Executive Officer between Board meetings.

Board role in risk oversight

The Board’s goals are to build value for the Company’s shareholders and to promote the vitality and sustainability of the Company for its customers, employees, communities in which it does business, our planet, and the other individuals and organizations that share interests with us.

To achieve these goals, the Board monitors the performance of the Company (in relation to its goals, strategy, risks and competitors); reviews the Company’s compliance efforts; and, through the Compensation Committee, evaluates and addresses the performance of management, including the Chief Executive Officer.

The Board has an active role in overseeing the Company’s areas of risk.

-

The Board and its Committees, in consultation with management and the Company’s independent auditors, regularly review the Company’s risk profile and have identified specific areas of risk including: regulatory compliance; legal and human resource matters; legislative and political conditions; capital availability and liquidity; gaming credit extension and collection; cybersecurity, including protection of customer and employee data; construction; catastrophic events; and succession planning.

-

As part of its program of regular oversight, the Board is responsible for overseeing cybersecurity risk and information security. The Board receives regular reports from the Company’s Chief Information Security Officer on the Company’s cybersecurity risk profile and enterprise cybersecurity programs and from the Chief Data Privacy Officer on data privacy programs.

// 17 //

-

The Board assesses risks to the Company’s long-term strategic objectives, including threats related to our people, our communities and our planet (including climate change). The Company addresses these risks through our environmental, social and governance (ESG) initiatives.

-

The Board (as a whole and through its Committees) has reviewed and approved management’s process for identifying, managing and mitigating these risks. While the full Board has overall responsibility for risk oversight, the Board has assigned certain areas of risk oversight to its Committees as well as to the Company’s Compliance Committee.

-

Throughout the year, the Board, its Committees and the Company’s Compliance Committee receive reports from management that include information regarding major risks and exposures facing the Company and the steps management has taken to monitor and control such risks and exposures. The Board maintains a process to allow for direct communication of risks and issues from employees to the Board of Directors.

-	In addition, throughout the year, the Board, its Committees and the Company’s Compliance Committee dedicate a portion of their meetings to review and discuss specific risk topics in greater detail.

-

The Audit Committee is primarily responsible for the oversight of credit, related party, information security, construction and general financial risks, as well as monitoring the independence of our independent registered public accounting firm, the adequacy of our risk-related internal controls including our internal controls over financial reporting, and legal and compliance matters that may have a material impact on the Company’s financial statements.

-	The Company’s Compliance Committee primarily oversees risks relating to regulatory, workplace conduct and security, and political compliance.

-

For the 2022 fiscal year, management completed a review of the Company’s compensation policies and practices and presented its analysis to the Compensation Committee. The Compensation Committee concurred with management’s conclusion that such policies and practices do not present risks that are reasonably likely to have a material adverse effect on the Company.

COMPLIANCE COMMITTEE

The Company maintains a Compliance Program that features a completely independent Compliance Committee comprised of individuals with extensive familiarity with law enforcement, regulated businesses, ethics, and/or gaming compliance who are not otherwise affiliated with the Company, to oversee and promote the Company’s compliance and to ensure that the Company meets the Company’s strict policy to conduct business at the highest levels of honesty and integrity: Thomas Peterman, former Senior Vice President and Chief Compliance Officer for MGM Resorts International (Chair); Michelle Chatigny, former Vice President, Global Regulatory and Product Compliance for International Game Technology; Edward Davis, former Commissioner of the Boston Police Department; and Alison A. Quirk, former Executive Vice President and Chief Human Resources and Citizenship Officer at State Street Corporation. Chair Satre and Ms. Mulroy serve as ex officio members of the Committee and representatives of the Board. Ms. Webb also attends the meetings of the Compliance Committee. The Compliance Program is subject to review and approval of the Nevada Gaming Control Board and the Massachusetts Gaming Commission.

Prohibition on hedging and pledging transactions

Pursuant to the Company’s Trading Policy, our directors and executive officers are prohibited from engaging in speculative transactions in the Company’s securities, such as trading in puts and calls, or selling securities short, and from all hedging and prospective pledging of Company securities as collateral for any loan, including holding securities in a margin account and obtaining a loan or other margin credit under such account, unless approved in advance by the Board.

2023 PROXY STATEMENT	// 18 //

HOW YOU CAN COMMUNICATE WITH US AND HOW WE COMMUNICATE WITH YOU

We know that the caliber of our decision making as a Board is highly influenced by the sources, caliber and timeliness of the information we seek and receive to inform our deliberations. We therefore cast a wide net for input from management, employees, customers, thought leaders, competitors and potential disrupters, thought leaders, regulators, lenders and insurers and, perhaps most critically, from investors: those of you who have a financial stake in us have every reason to collect and share insights essential to our operations and resilience.

Because investor input is so critical to our functioning and accountability, we maintain a number of ways for you, as shareholders, to provide it to us as a Board, to individual directors or to management:

-	You can attend our annual meeting: this event is your day and we encourage you to join us, and

-

You can write to us, as a Board, a board committee or an individual director by sending a letter to: Wynn Resorts, Limited, c/o Secretary, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109. All communications received will be opened by the office of our General Counsel for the purpose of assessing the nature of the communications. With the exception of advertising, promotions of a product or service, and patently offensive material, communications will be forwarded promptly to the addressee. In the case of communications addressed to more than one director, the General Counsel’s office will make sure each addressee receives the communication, which may be done by e-mail.

HOW WE ARE PAID

For the 2022 Board service year that began with the Annual Meeting in May 2022, non-employee directors of the Company received fees for service on the Board and Committees as follows:

Board Service	- Member annual fee of $100,000 - Chair annual fee of $200,000 - Grant of restricted stock equal in value to $250,000 that vests 100% on the first anniversary of the grant date (1)
Audit Committee Service	- Member monthly fee of $1,250 - Chair monthly fee of $3,000
Compensation Committee Service	- Member monthly fee of $1,000 - Chair monthly fee of $2,000
Nominating and Corporate Governance Committee Service	- Member monthly fee of $1,000 - Chair monthly fee of $2,000

(1) Amount and vesting period determined annually at a meeting of the Board.

In response to continued restrictions on travelling to Macau resulting from the COVID-19 pandemic and the financial impact on the Company, certain non-employee directors elected to receive stock in lieu of all or a portion of the annual fee for their Board service. These amounts are annotated in the table below.

In addition to the fees set forth in the table above, ex officio members of the Compliance Committee receive an annual retainer of $75,000, and the Chair of the Audit Committee receives an attendance fee of $1,500 or $2,500 for telephonic and in-person meetings of the Compliance Committee, respectively. All non-employee directors are provided complimentary room, food and beverage privileges at our properties and are reimbursed for any other out-of-pocket expenses related to their attendance at Board or Committee meetings or other corporate events. Non-employee directors from time to time may receive other benefits and as is discussed in the table below under “All Other Compensation,” if applicable. The Company does not provide non-equity incentive plan awards or deferred compensation or retirement plans for non-employee directors.

For the 2022 period prior to the Annual Meeting in May 2022, Board compensation consisted of a monthly member fee of $5,000 and a $1,500 meeting fee for each Board or Committee meeting he or she attended instead of the $100,000 annual fee. Monthly Committee service fees were consistent between the period prior to and post the 2022 Annual Meeting, except for the Audit Committee chair role, which increased to $3,000 per month from $2,500 per month.

// 19 //

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

The table below summarizes the total compensation awarded to, earned by or paid to each of the non-employee directors for the fiscal year ended December 31, 2022. Messrs. Billings and Maddox received no compensation for their service as a director and, therefore, are not included in this table.

NAME	FEES EARNED OR PAID IN CASH($) (1)	STOCK AWARDS($) (2)	OPTION AWARDS ($) (3)	ALL OTHER COMPENSATION ($)	TOTAL($)

Betsy S. Atkins	$139,667	$250,013	$-	$-	$389,680

Richard J. Byrne	$124,167	$249,989	$-	$-	$374,156

Patricia Mulroy	$213,667	$249,989	$-	$-	$463,656

Margaret J. Myers	$119,667	$249,989	$-	$-	$369,656

Clark T. Randt, Jr.	$104,667	$249,989	$-	$-	$354,656

Philip G. Satre	$279,666	$249,977	$-	$-	$529,643

Darnell O. Strom	$122,667	$250,003	$-	$-	$372,670

Winifred M. Webb	$144,667	$250,013	$-	$-	$394,680

Jay L. Johnson (4)	$42,000	$(81,910)	$-	$-	$(39,910)

(1) The amounts set forth in this column reflects each non-employee director’s total annual fees, inclusive of their respective total annual retainer fees. On May 11, 2022, as a measure to preserve liquidity due to the ongoing financial effects of pandemic related travel restrictions to and from Macau, Ms. Atkins, Ms. Webb, and Mr. Satre each elected to receive 100% of the remainder of their respective annual retainer fees in the form of a restricted stock award, and Mr. Strom elected to receive 33% of the remainder of his respective annual retainer fee in the form of a restricted stock award all of which vest on December 31, 2022. The full annual fees for each such non-employee director, including restricted stock granted in lieu of cash, are reflected above in the Fees Earned or Paid in Cash column, and such restricted stock components are computed in accordance with FASB ASC Topic 718, except for a de minimis incremental amount equal to $24, $(12), 14, and $24 for Ms. Atkins, Mr. Satre, Mr. Strom, and Ms. Webb, respectively, which is included in the “Stock Awards” column above. The number of shares each non-employee director was granted was determined based on each of their respective annual retainer fees for the remainder of 2022 and the closing stock price on May 11, 2022, which was $58.85.

(2) The amounts set forth in this column reflect the aggregate grant date fair value of 3,474 restricted stock awards granted to each director on May 5, 2022, as computed in accordance with FASB ASC Topic 718, except for Mr. Johnson. The aggregate number of unvested stock awards held by each director at December 31, 2022, is as follows: Ms. Atkins, Mr. Byrne, Ms. Mulroy, Ms. Myers, Ambassador Randt, Mr. Satre and Ms. Webb, 3,916 each; and Mr. Strom, 3,474. The amount set forth in this column for Mr. Johnson includes the effect of the revaluing of his unvested award balances of 1,212 restricted stock at the time of the accelerated vesting of such awards in connection with his retirement from the Board.

(3) The aggregate number of outstanding option awards held by each director at December 31, 2022, is as follows: Ambassador Randt 7,000 vested; and Ms. Mulroy 6,700 vested.

(4) Mr. Johnson retired from the board effective at the 2022 annual meeting on May 5, 2022.

2023 PROXY STATEMENT	// 20 //

Our company

WHO WE ARE

We are a US-based global company whose over 27,000 highly diverse employees in the United States and Macau provide the experiences that place all of our global entertainment properties at the top of the most respected rankings, which in turn, support our brand, our stability, and our ability to create value for all our stakeholders.

Although we are required by law to feature in this proxy statement the members of our Board of Directors and executive team, we want to tell you about all of us, because we are acutely aware that it is our five-star employees who create five-star experiences.

So here are some quick facts about us as a team:

-	We provide approximately 22,000 full time jobs across all our properties.

-	100% of our full-time employee position come with benefits—many of them industry leading.

-	48% of our employees are diverse by gender.

-	We retain our employees longer than our industry’s average. Approximately 16% of our Wynn Las Vegas employees have been with us since we opened that property in 2005.

We offer exclusive educational opportunities so our employees may advance their careers. We signal to employees how much we value internal opportunities by trying to promote from within wherever we can: that includes the promotion of our new CEO.

When we talk about who we are, we are not only thinking about our employees and executives—we touch lives more broadly than that. We seek opportunities to enrich our communities and advance responsible initiatives in several areas such as executing a comprehensive human trafficking prevention program with industry-leading partnerships and local organizations. We believe in hiring and training a local workforce to create strong and engaged communities surrounding our properties. We are recognized for building award-winning community volunteer and donation programs, including matching dollar-for-dollar charitable donations of up to $75,000 per employee, the highest match offered in the industry. We continuously expand diversity and inclusion programs across our operations, earning recognition as one of the top companies in our sector for doing so.

HOW WE DO IT—OUR PEOPLE AND OUR PROPERITES

We purposefully speak first about our people- our employees are everyday creators of unforgettable experiences, which our customers return for. They are also the ones who identify, design, build, maintain, and create ‘magic’ at our resorts. These resorts allow us to demonstrate that “five-star” describes our ability to surprise and delight customers while respectfully stewarding our planet and driving financial efficiency for our investors. To that end, we have committed to three aggressive corporate sustainability goals that guide our company growth and address the global threat of climate change:

-	Net-Zero by 2050: To reduce or offset all carbon dioxide (CO2) produced by our operations no later than 2050.

-	CO2 Peak by 2030: To stop and reverse year-over-year growth of operational CO2 emissions by 2030.

-	50% Renewable Energy by 2030: To increase the renewable energy Wynn produces or procures to 50%+ of total consumption by 2030.

To meet these goals, we have made significant investments in clean and renewable energy projects, expanded our integration of smart water technologies to reduce consumptive water use, developed zero-waste convention programs and continue to design and build our resorts to the best-in-class green building standards.

For more information on our environmental and social efforts see our annual Environmental, Social, and Governance Reports at http://wynnresponsibility.com

2023 PROXY STATEMENT	// 22 //

EXECUTIVE OFFICERS

Our Executive Officers as of March 10, 2023, are:

NAME	AGE	POSITION

Craig S. Billings	50	Director and Chief Executive Officer

Julie Cameron-Doe	53	Chief Financial Officer

Ellen F. Whittemore	66	Executive Vice President, General Counsel and Secretary

NON-DIRECTOR EXECUTIVE OFFICERS

Julie Cameron-Doe Chief Financial Officer

Ms. Cameron-Doe is the Company’s Chief Financial Officer, a position she has held since April 2022.

PREVIOUS EXPERIENCE

-   2018 to 2022: CFO of Aristocrat Leisure Ltd, the world’s leading gaming manufacturer, listed on the Australian Stock Exchange

-   2013-2018: Group General Manager—Finance at Aristocrat, where she was responsible for group finance including planning, reporting, financial control, tax, treasury, M&A, risk & internal audit

-   Previously senior finance lead for entertainment and ecommerce companies in the United Kingdom and Australia

EDUCATION

Ms. Cameron-Doe graduated with a B.A. (Economics) from the University of Durham in the United Kingdom. She is a Fellow Chartered Accountant.

Joined Wynn	April 2022
Age	53

Ellen F. Whittemore Executive Vice President, General Counsel and Secretary

Ms. Whittemore is the Company’s Executive Vice President, General Counsel and Secretary, a position she has held since July 2018. In December 2022, Ms. Whittemore was appointed as a Non-Executive Director of Wynn Macau, Limited, a majority owned subsidiary of the Company.

PREVIOUS EXPERIENCE

-   2016 to 2018: Shareholder of Brownstein Hyatt Farber Schreck LLP

-   2014 to 2016: Sole manager of the Whittemore Gaming Group, LLC

-   Previously owner and President of Las Vegas Sports Consultants, a sports information service for Nevada sports pools

-   Previously with the law firm Lionel Sawyer & Collins for more than 20 years

EDUCATION

Ms. Whittemore graduated with a B.A. from the University of Nevada, Reno and received her J.D. from the University of San Diego School of Law. She is admitted to practice before the United States Supreme Court.

Joined Wynn	July 2018
Age	66

// 23 //

We believe Wynn Resorts is the world’s preeminent designer, developer, and operator of integrated resorts. The Company’s business model integrates luxury hotel rooms, high-end retail, an array of dining and entertainment options, meeting space, and gaming, all supported by superior levels of customer service provided by our approximately 27,000 employees. Our operations in Las Vegas, Macau and Boston are designed to attract a wide range of domestic and international customers.

The Compensation Committee relies on practices that are designed to incentivize and reward executives and all employees for actions that create long-term shareholder value. As a result, our executive compensation practices promote accountability for performance and align incentives with long-term shareholder value. In addition, the Compensation Committee has designed our executive compensation program to attract and retain the best-in-class talent across our business. In this compensation discussion and analysis, or CD&A, we describe our philosophy and approach to executive compensation.

FOR FISCAL 2022, OUR NEOs WERE:

NAME	TITLE

Craig S. Billings	Chief Executive Officer

Julie Cameron-Doe	Chief Financial Officer

Ellen F. Whittemore	Executive Vice President, General Counsel and Secretary

Matt Maddox	Former Chief Executive Officer (through January 31, 2022)

SHAREHOLDER ENGAGEMENT & RESPONSE TO THE 2022 SAY-ON-PAY VOTE

We recognize that the results of our last two advisory votes on our NEOs’ compensation (“Say-on-Pay” votes) are reflective of not meeting our investors’ expectations as far as our level of engagement and responsiveness to their feedback.

The years for which these Say-on-Pay votes took place (2021 and 2022) represented an unprecedent time for the company, as we dealt with the extended impact of COVID-19 on our operations in Macau, all while managing a CEO and CFO transition.

We are committed to set and meet a best-practice standard for engagement with our investors. We value our investors’ views and fully intend to respond to their feedback when making future decisions about the philosophy, design and components of our executive compensation program. We believe the changes we made, as further described in the table “What We Heard—How We Responded” below demonstrate this commitment.

// 25 //

ROBUST OUTREACH AND ENGAGEMENT

We value the perspective of our shareholders and believe that shareholder engagement leads to enhanced governance practices.

This past year we undertook a significant outreach program in response to our 2022 Say-on-Pay vote. Following the vote we reached out to shareholders that held approximately 52% of outstanding shares (“O/S”) and engaged with shareholders that held 49% of O/S. We also engaged with both of the leading proxy advisory firms.

Participating in this effort on behalf of the Company was our CFO along with an independent Board director and member of our Compensation Committee. The feedback received was then shared and discussed with the Compensation Committee and the Board.

During these discussions we invited shareholders to share any feedback as well as ask questions on areas of focus from their perspective. We shared an overview of our business, performance and the impact of the pandemic, particularly with respect to Macau which is heavily dependent on visitation from China. We also reviewed our compensation program and compensation decisions leading up to the 2022 Annual General Meeting which included a leadership transition, with the departure of Matt Maddox as CEO on January 31, 2022, the promotion of the then CFO Craig Billings to CEO and the appointment of Julie Cameron-Doe as CFO. These discussions touched on a broad set of topics including executive compensation; culture; Diversity, Equity and Inclusion; talent and retention; other ESG topics; corporate governance matters and the pandemic.

2023 PROXY STATEMENT	// 26 //

The Board conducted an in-depth review of the shareholder feedback to develop an appropriate response to the 2022 Say-on-Pay vote, evaluating actions both in terms of potential changes to compensation practices and disclosure, as described in the table below:

WHAT WE HEARD	HOW WE RESPONDED

A desire for more—and more detailed—responsiveness to Say-on-Pay votes

Offered engagements to shareholders representing 52% of shares outstanding

Engaged on two continents with shareholders representing 49% of shares outstanding

At least one Board member attended the meetings with shareholders representing ~35% of shares outstanding

60% of the engagements including a Board member were held in-person

We also engaged with both of the leading proxy advisory firms

LTI metrics should be 50%+ performance based	55% of our January 2023 LTI grants are performance based, 45% time based

Add TSR metric to align LTI awards with shareholder returns	Added an absolute TSR metric to 2023 LTI performance-based awards

Concern that 1, 2 and 3 year LTI performance periods are overlapping	Added 3-yr cliff vesting to 2023 LTI awards

Retain a relative measure in LTI awards	Retained Las Vegas relative Fair Share metrics for 2023 LTI awards

No clawback policy	Clawback policy adopted ahead of NASDAQ rule being issued

New CEO’s signing grant lacked performance hurdles, base pay higher than some peers	Internal promotion of CEO a best practice; signing grant aligned pay with external comps particularly for a sought-after executive; CEO total pay below the 25th percentile of peer group

Related vocabulary for STI and LTI metrics raises questions of double dipping	Enhanced disclosure showing STI and LTI metrics are distinct and don’t overlap

More clarity on STI metrics and annual performance goal selections	More clarity provided. Refer to “Compensation discussion and analysis” — “2022 Compensation design & decisions”

Explain any inconsistencies in goals over time	Improved disclosure on need for temporary adjustments due to pandemic’s exceptional impact, especially in Macau

More clarity on how achievement level of individual STI metrics contributes to overall STI award	More clarity provided. Refer to “Compensation discussion and analysis” — “2022 Annual incentive payout”

Provide detailed disclosure in new Say-on-Pay table; conflicting views offered on whether detailed footnotes are desirable	New table in its own section; footnotes provided

Lack of disclosure surrounding transition payments to former CEO

Filed a DEFA14A on April 25, 2022 clarifying that to ensure a successful CEO transition, the Company entered into a transition agreement with the outgoing CEO which did not include any incremental benefits or compensation, nor vesting of equity, beyond the separation terms in his employment agreement

// 27 //

Overview of our executive compensation program

RIGOROUS DESIGN, ACCOUNTABILITY AND ALIGNMENT

-	Annual and long-term incentive compensation remains aligned with long-term shareholder value creation
-

The Compensation Committee set rigorous metrics for 2022 annual incentives with Adjusted Property EBITDAR records at both Wynn Las Vegas and Encore Boston Harbor needing to be achieved to pay out at target among other short-term performance goals

-	The annual incentive, based on pre-set goals, is paid out 50% in equity (subject to NEO holding requirements)
-	The Board adopted a clawback policy in anticipation of final NASDAQ rules prescribing such policy
-	In line with our focus on performance-based pay, 86% of 2022 NEO compensation remained at-risk with over half of incentives being focused on long-term performance
-

We increased the proportion of our LTI awards subject to performance conditions from 33% in 2022, which was lower than historic levels due to the heightened uncertainty in Macau at the time of setting goals, to 55% in 2023, including 25% subject to a three-year absolute total shareholder return hurdle rate for CEO and CFO

-	Our CEO pay is below the 25th percentile based on publicly reported executive compensation information disclosed in 2022 peer group proxy statements as of March 10, 2023

CONTINUED RESPONSIVENESS TO EFFECTS OF COVID-19

-

As a result of pandemic-driven travel restrictions for Macau, which reduced that property’s liquidity, our NEOs voluntarily agreed to exchange either 33% or 35% of their cash salary for a grant of stock options

-	The salary reductions in 2022 were in addition to the cash salary reductions ranging from 20% to 100% that the Company implemented for NEOs beginning in 2020 at the outset of the pandemic

KEY LEADERSHIP TRANSITION

-

Effective January 31, 2022, the Board, after full consideration of alternatives, promoted then CFO Craig Billings to replace Matt Maddox as the Company’s CEO. Effective April 18, 2022, the Board recruited Julie Cameron-Doe as CFO

-

Ms. Cameron-Doe received a one-time $2.5 million partial make-whole grant payment intended to replace a portion of the forfeited restricted stock awards Ms. Cameron-Doe would have received if she had stayed with her previous employer

2023 PROXY STATEMENT	// 28 //

How we approach executive compensation

Our executive compensation philosophy is to align the interests of executives with those of shareholders by designing incentives that are directly tied to actions which create sustainable long-term shareholder value.

We, the Compensation Committee, believe that our ability to oversee the delivery of operational excellence and sustainable long-term returns to shareholders is inexorably linked to attracting and retaining a high-performing management team.

Hence, the executive compensation program must be designed to attract, reward, and retain executive officers who create continual near- and long-term shareholder value by achieving the Company’s strategic goals, as established by the Compensation Committee. We also believe that stability at the executive level is key to the strength of the Company, particularly given the relatively small pool of executives with gaming experience for whom we compete.

To achieve this, we rely on the following principles:

PAY-FOR-SUSTAINABLE PERFORMANCE: The majority of our executives’ total compensation is tied to achieving annual and long-term goals that enhance the value of our reputation and brand, sustain the performance and attractiveness of our resorts and drive long-term shareholder value. The Compensation Committee retains discretion to reduce amounts earned and payable when doing so will further these goals. Further, 50% of annual incentive is paid in equity (rather than all cash), and equity is subject to our robust holding requirements.

SHAREHOLDER ALIGNMENT: Our long-term equity incentives align executives’ interests with those of shareholders and other stakeholders. Our executive compensation focuses on key metrics that are critical drivers for realizing our strategic objectives and achieving long-term results. By focusing on regular equity grants that vest over three years and on performance-based awards, we believe that the alignment of interest is strengthened, especially when coupled with stock holding requirements for executives (6x base salary for our CEO and 3x base salary for our other NEOs).

SIMPLICITY AND CLARITY: We value pay structures that are simple and clear. We believe pay simplicity promotes transparency, avoids incentivizing pay goals at the expense of ongoing excellence and performance, and promotes teamwork.

ATTRACT AND RETAIN TOP TALENT: Our business spans continents, can be subject to meaningful volatility, requires tight coordination with regulators, depends on knowledge of numerous types of complex operations, requires diligent investment over many years and across business cycles, and is highly dependent on a reputation for excellence and integrity, so finding and retaining top talent is a critical element of our compensation.

// 29 //

Executive compensation components

ELEMENT	% OF TOTAL ANNUAL COMPENSATION	AT- RISK?	FEATURES	2022 RESULTS

Base salary	14%	No	Attract and retain top employees and recognize sustained performance, job scope and experience

2022 base pay reflects the successful transition of Craig Billings to CEO, the appointment of Julie Cameron-Doe as CFO, and the retention of Ellen Whittemore as General Counsel

In 2022, the NEOs exchanged a portion of their base salary for a grant of stock options in order to preserve liquidity given the ongoing financial effects of the pandemic in Macau

Annual incentives	32%	Yes

Utilize multiple metrics with pre-set goals

Incentivize executives, enforce accountability and motivate and reward achievement of annual goals

50% of annual incentive awards paid in stock and subject to NEO holding requirements, further aligning executive and long-term shareholder interests

				Payout based on pre-set robust Financial and Operational objectives as discussed under “2022 Compensation design & decisions”

Long-term incentives: Performance-based restricted stock (1)	15%	Yes	Performance-based stock vests solely based on company performance on preset goals over a three-year performance period, linking the creation of shareholder value to incentives earned	Performance-based restricted stock linked to the achievement of “fair share” metrics, a relative measure

Long-term incentives: Time-based restricted stock	39%	Yes	Ensure focus on long-term value creation, align executive and long-term shareholder interests, and promote retention

Retention, alignment of interests with those of long-term shareholders and includes a partial make-whole grant for Julie Cameron-Doe in connection with her appointment to Chief Financial Officer effective April 18, 2022

HOW OUR EXECUTIVE COMPENSATION PHILOSOPHY DRIVES CEO PAY DESIGN

		PAY FOR SUSTAINABLE PERFORMANCE	SHAREHOLDER ALIGNMENT	FOCUS ON COMPENSATION TOTALS AND PARITY	SIMPLICITY AND CLARITY	ATTRACT AND RETAIN TOP TALENT

❑	Benchmarking CEO at Median of Peer Group		●	●		●

❑	86% of total direct NEO compensation is at-risk (2)	●	●		●

❑	Annual incentives are 100% performance based	●	●	●	●	●

❑	Performance-based stock units comprise 33% of long-term incentives (1)	●	●	●	●	●

❑	Annual incentives subject to negative Board discretion	●	●		●

❑	Stock Ownership Guidelines for all NEOs		●		●	●

(1) In 2022, the proportion of our LTI awards subject to performance conditions was lower than historic levels due to heightened uncertainty in Macau at the time the goals were set in early 2022. In 2023, we increased the proportion from 33% to 55%, including 25% subject to a three-year absolute TSR hurdle rate for CEO and CFO.

(2) Based on 2022 Total Direct Compensation for NEOs.

2023 PROXY STATEMENT	// 30 //

PAY AND PERFORMANCE
Our
year-to-year
performance can be significantly impacted by market factors, geopolitical events and investor sentiment. Since our initial public offering in October 2002, the Company has averaged a 13% annual TSR (including reinvestment of dividends), which is significantly above the TSR of both the S&P 500 (approximately 10% average annual TSR) and the S&P Consumer Discretionary Index (approximately 10% average annual TSR) over the same time period. Despite our exposure to strong external factors, we have also delivered an average annual TSR nearly four times our closest industry peers.
(1)
We believe these results are driven by our focused, long-term investment in our properties and by our relentless dedication to delivering the industry’s best customer experience.

(1) Industry peers reflect Las Vegas Sands and MGM Resorts. Las Vegas Sands’ TSR is measured from the market close on the day of their IPO on 12/15/2004 (average annual TSR of approximately 2.5%). MGM Resorts’ TSR is measured from the close on the date of Wynn Resorts’ IPO on 10/25/2002 (average annual TSR of approximately 4%) through the market close on 12/30/2022.
Our key accomplishments in 2022 include:
-
ACHIEVED RECORD-SETTING RESULTS IN LAS VEGAS.
Our Las Vegas Operations achieved its highest Adjusted Property EBITDAR in the history of the resort at $801.1 million (previous record was $530.9 million of Adjusted Property EBITDAR in 2021). In addition, we completed a full remodel of our 2,674 hotel rooms in the Wynn Tower, and debuted our innovative new Awakening show during the fourth quarter of 2022.

-
DELIVERED RECORD FINANCIAL PERFORMANCE IN BOSTON.
Encore Boston Harbor achieved a record $243.4 million of Adjusted Property EBITDAR during 2022 (previous record was $210.1 million of Adjusted Property EBITDAR in 2021). We continued to position the property for further growth during 2022, preparing for a ‘Day 1’ launch of retail sports betting in the Commonwealth of Massachusetts on January 31, 2023 that we expect to drive incremental visitation to the property over time. We also continued to advance the design, planning and permitting of our Phase 2 East of Broadway expansion that will add much-needed parking along with new non-gaming
amenities.

-
SUCCESSFULLY RENEWED OUR MACAU GAMING CONCESSION.
During the fourth quarter of 2022, the Government of Macau announced that Wynn Macau was awarded one of six new
10-year
gaming concessions, following a competitive tender process. We approached this process prudently, balancing our commitments to the government with our liquidity position, and our responsibilities to shareholders. We believe the investments we made in our people and our market-leading facilities during 2022, and throughout the pandemic, along with this favorable concession outcome, position us well as the region continues to emerge from
COVID-19.

-
MAINTAINED STRONG MARKET SHARE IN MACAU.
As visitation continued to fluctuate due to
COVID-19-related
travel restrictions, our team has remained focused on maintaining a strong market share of GGR in a challenging environment. Through a combination of continued property level changes and marketing system upgrades the team was able to deliver 13.8% hold-normalized GGR market share during 2022, which was flat compared to our normalized GGR market share in 2021.

-
SIGNED AGREEMENT TO DEVELOP AN INTEGRATED RESORT IN THE UAE.
In January 2022, we announced a partnership agreement with Marjan and RAK Hospitality Holding to develop an integrated resort on Al Marjan Island in Ras

// 31 //

Al Khaimah, United Arab Emirates. We expect the resort will further diversify our property portfolio, extend the Wynn brand internationally, and drive strong long-term returns for shareholders.

-
FURTHER ENHANCED LIQUIDITY AND FINANCIAL FLEXIBILITY.
We continued to fortify our liquidity and balance sheet during the year, highlighted by the sale-leaseback of the real estate of Encore Boston Harbor that closed during the fourth quarter of 2022. The transaction brought in gross proceeds of $1.7 billion, at a highly attractive cap rate. We expect this long-duration capital will support high-return growth projects and further bolster our already strong global cash and liquidity position to approximately $4.5 billion as of December 31, 2022.

-
CONTINUED RECOGNITION AS THE WORLD’S PREEMINENT LUXURY INTEGRATED RESORT COMPANY.
With a combined 24 Forbes Travel Guide Five-Star Awards in 2023 across our global portfolio, Wynn Resorts remains the most decorated independent hotel company in the world. Our Macau operations were awarded 15 FTG Five-Star Awards, with Wynn Macau the only resort in the world to receive eight individual FTG Five-Star Awards and Wynn Palace receiving seven. In the US, Wynn Las Vegas and Encore at Wynn Las Vegas collectively received seven Five-Star Awards, and for the seventh consecutive year, Wing Lei at Wynn Las Vegas remains the only FTG Five-Star Chinese restaurant in North America. Encore Boston Harbor was awarded two FTG Five-Stars for the second consecutive year. In addition, Wynn Resorts was once again honored to be included on FORTUNE Magazine’s 2023 World’s Most Admired Companies list in the hotel, casino, and resort category.

-
SUCCESSFUL NEO TRANSITION.
The Board proactively planned and seamlessly executed the succession process for two NEO roles with minimal business interruption. Following the departure of former Wynn Resorts CEO Matt Maddox on January 31, 2022, Craig Billings (then CFO) was selected by the Board to assume the role of CEO (effective February 1, 2022, and Julie
Cameron-Doe
was hired as CFO (effective April 18, 2022). In addition, General Counsel Ellen Whittemore’s contract was renewed for a further three year term to ensure continuity in the executive leadership team.

How we designed incentives in 2022
2022 PAY PROGRAM HIGHLIGHTS:
In 2022, the Compensation Committee:

-
Set rigorous financial metrics for annual incentives for 2022 that targeted meaningful growth at our domestic properties and considered the continued financial uncertainty in Macau due to ongoing pandemic related travel restrictions.

-	Continued to pay 50% of annual incentive executive compensation in equity.

-
Awarded 33% of long-term incentive stock compensation that vests upon achievement of pre-established
financial performance goals that are based on the Company’s ability to achieve a premium revenue “fair share” relative to its peers (see discussion of this metric below), on a one-,
two-
and three-year basis. The share of long-term incentive stock tied to performance conditions reduced temporarily from 50% in prior years in light of the significant uncertainty in Macau at the time of goal setting. Based on shareholder feedback, the Compensation Committee increased long-term incentive stock compensation vesting upon achievement of performance conditions to 55% in 2023 from 33% in 2022. Please see “Compensation Discussion and Analysis”—“2023 Equity Grants” for further discussion of 2023 stock grants.

-	Reaffirmed its commitment to keep executives’ total compensation around the median and conduct an overall analysis of all NEO total compensation to confirm compliance.

2023 PROXY STATEMENT	// 32 //

ROLE OF THE COMPENSATION COMMITTEE AND MANAGEMENT IN SETTING COMPENSATION:
The Compensation Committee sets all elements of compensation for our NEOs based upon consideration of an NEO’s contributions to the operating and strategic performance of the Company. The Compensation Committee considers the recommendations of the CEO in establishing compensation for all other NEOs. In addition, the CEO performs annual reviews of our senior executive officers and makes recommendations to the Compensation Committee. The Compensation Committee reviews the recommendations and makes final decisions regarding compensation for our senior executive officers.
COMPENSATION MIX
We take a multi-year approach to our business that focuses on rewarding strong near-term performance and the creation of long-term shareholder value. Because product quality and service excellence are at the core of our strategy, we use annual goals based on achieving operational excellence to highlight the critical importance of performing well each year for each guest, the most discerning in the industry. We supplement that with a set of long-term incentives and holding requirements to support the sustainability of our reputation and our ongoing returns. The charts below highlight the focus on equity and at-risk
mix of the total direct compensation for our current NEOs based on 2022 compensation outcomes
(1)
:

(1) Based on 2022 Total Direct Compensation for NEOs.
2022 Compensation design & decisions
Base Salary:
Negotiated employment agreements establish our NEOs’ initial base salaries. We review and adjust their base salaries periodically to stay competitive, reflect improvements in performance, capabilities, and experience, and reward expansions of responsibility or other extraordinary circumstances.
In May 2022, as a measure to preserve liquidity due to the financial impact of continued pandemic related travel restrictions to and from Macau, a voluntary salary for stock scheme was implemented across 1,690 of our people in Macau under the WML Employee Ownership Scheme. Our NEOs demonstrated support and leadership by electing to receive a portion of their remaining base salary compensation for the 2022 calendar year in the form of a stock option award (in lieu of cash) that vested on December 31, 2022 if the NEO remained employed with the Company through their vesting date. The number of options underlying each NEO’s stock option award was determined based on the fair value of a stock option on May 11, 2022 (calculated using a Black-Scholes option pricing model), equivalent to the amount of base salary compensation such NEO would have otherwise received. The table below presents the base salary our NEOs were contractually entitled to for 2022. The incremental value of the stock option award received in lieu of cash for base salary compensation is included in the “Stock Options” column to the Summary Compensation Table below, and the applicable incremental amounts are described in the footnote to the “Base Salary” column thereto.

// 33 //

The table below presents the base salary for each of our NEOs in 2022. Mr. Maddox is not included in the table below as he was paid in accordance to the Maddox Transition
Agreement. Please see Sections titled “Summary Compensation Tables” and “Payments Made Upon Termination” for further discussion.

NAMED EXECUTIVE OFFICER	2022 BASE SALARY	2021 BASE SALARY
Craig S. Billings (1)	$1,752,115	$1,140,000
Julie M. Cameron-Doe (2)	$628,846	$-
Ellen F. Whittemore (3)	$896,538	$700,000
(1) Mr. Billings’ base salary was increased to $1.8 million, effective February 1, 2022, in connection with his promotion to Chief Executive Officer.
(2)
Ms. Cameron-Doe
joined the Company on April 18, 2022 with a base salary of $900,000.
(3) Ms. Whittemore’s base salary was increased to $900,000 effective with the signing of an amendment to her employment contract entered into on January 12, 2022.
Annual Incentives:
The Compensation Committee selected the following performance goals for our 2022 annual incentive awards to incentivize management to drive shareholder value through short-term operational and strategic measures:

Goal 1 –
Encore Boston Harbor, 2022 Adjusted Property EBITDAR (weighted 15%):
Adjusted Property EBITDAR is an important measure of a property’s performance within its respective market, a key driver of return on equity and essential element to the valuation of our Company and our stock price. Target achievement of this goal for 2022 required Adjusted Property EBITDAR to reach a new all-time
record of $225 million, a 7% increase over the prior
all-time
record achieved in 2021.

Goal 2 –
Wynn Las Vegas, 2022 Adjusted Property EBITDAR (weighted 20%):
Adjusted Property EBITDAR is an important measure of a property’s performance within its market, a key driver of return on equity and essential element to the valuation of our Company and our stock price. Achievement of this goal for 2022 required Adjusted Property EBITDAR to reach an all-time
record of $625 million, an 18% increase over the prior
all-time
record achieved in 2021.

Goal 3 –
Wynn Las Vegas, Market Share of Gross Gaming Revenues (weighted 10%):
Coming off an
all-time
record in Adjusted Property EBITDAR in 2021, the Compensation Committee set a target gross gaming revenue market share goal for 2022 of 11.25% to incentivize the Company to maintain a strong market share of the Las Vegas Strip gaming market during a period of robust recovery in the Las Vegas market.

Goal 4 –
Macau Operations, Market Share of Gross Gaming Revenues (weighted 25%):
Visitation volumes remained unpredictable and suppressed due to strict pandemic-related travel restrictions to and from Macau which led to uncertainty in our Macau Operations’ financial performance in 2022. As such, the Compensation Committee established a target market share goal with respect to gross gaming revenues of 14.00% for its Macau operations. Because of the uncertainty around the Company’s specific financial performance, no Adjusted Property EBITDAR goal was established for our Macau Operations in 2022.

Goal 5 –
Wynn Las Vegas, Achievement of Forbes Five-Star (weighted 10%):
Our Company is laser-focused on providing superior service to our guests. Achieving a Forbes Travel Guide Five-Star ranking requires near impeccable quality throughout the year. The Compensation Committee set the achievement of a Forbes Five-Star rating for Wynn Las Vegas to ensure management maintained our superior standards during a period of rapid recovery in Las Vegas.

Goal 6 –
Macau Operations, Successful Concession Renewal (weighted 15%):
With our first
20-year
gaming concession in Macau set to expire in June 2022, the successful renewal of this key gaming license through a competitive tender process was an important strategic focus for us. The renewal of this license would allow the Company to continue its casino operations in the world’s largest gaming market
(pre-COVID)
and generate strong long-term returns for shareholders.

2023 PROXY STATEMENT	// 34 //

Goal 7 –
Wynn Resorts Development, Advancement of Design & Development of Wynn UAE Project (weighted 5%):
The Company’s ability to develop new “greenfield” integrated resorts and cultivate new gaming markets is instrumental to the creation of long-term shareholder value. The Committee sought to incentivize management to focus on advancing the design and development of an integrated casino resort in the United Arab Emirates. The Committee expects the successful development of a casino resort in this region will further diversify the Company’s property portfolio, extend the Wynn brand internationally, and drive strong long-term returns for shareholders.

These awards were subject to (i) the limitations set forth in the Omnibus Plan, including the cash and stock grant limits and requirement of continued employment through the end of the calendar year performance period, and (ii) the Compensation Committee’s right, in its discretion, to reduce actual bonus amounts paid, taking into account other performance considerations, including corporate, property level and individual performance, as well as general macroeconomic conditions.
2022 Annual incentiv
e
payout:
The following table reflects our performance against each of the 2022 goals:

METRIC		WEIGHTING	THRESHOLD PERFORMANCE	TARGET PERFORMANCE	MAXIMUM PERFORMANCE	ACTUAL PERFORMANCE	OUTCOME

Goal 1 -	Encore Boston Harbor 2022 Adjusted Property EBITDAR	15%	$210,000,000	$225,000,000	$245,000,000	$243,386,000	Target

Goal 2 -	Wynn Las Vegas, 2022 Adjusted Property EBITDAR	20%	$585,000,000	$625,000,000	$650,000,000	$801,095,000	Maximum

Goal 3 -	Wynn Las Vegas, Market Share of Gross Gaming Revenues (1)	10%	10.75%	11.25%	12.25%	12.27%	Maximum

Goal 4 -	Macau Operations, Market Share of Gross Gaming Revenues on Mass Table Games and Slot Machines (1)	25%	13.50%	14.00%	15.00%	13.80%	Threshold

Goal 5 -	Wynn Las Vegas, Achievement of Forbes Five-Star (2)	10%	-	Achievement	-	Achieved	Target

Goal 6 -	Macau Operations, Successful Concession Renewal (3)	15%	-	Achievement	-	Achieved	Target

Goal 7 -	Wynn Resorts Development, Advancement of Design & Development of Wynn UAE Project (4)	5%	-	Achievement	-	Achieved	Target
(1) Market share is normalized for swings in hold percentage, which the Compensation Committee believes necessary so that management does not unduly benefit from favorable swings in “luck.”
(2) In 2022, Wynn Las Vegas and Encore at Wynn Las Vegas have each earned Five-Star status on the 2022 Forbes Travel Guide Star Rating list and are the largest and second largest Five-Star resorts in the world, respectively. Wynn Las Vegas and Encore at Wynn Las Vegas collectively received seven Forbes Five-Star awards in 2022, the most of any resorts in North America. As a result, the Compensation Committee approved the payout of this goal at target.
(3) Wynn Resorts (Macau), S.A., the concessionaire, was awarded a
10-year
concession to operate games of chance in December 2022; as such, the Compensation Committee approved the payout of this goal at target.
(4) During 2022, management advanced the design and development of the Wynn UAE Project, which included making the initial investment in the joint venture; as such, the Compensation Committee approved the payout of this goal at target.

// 3 5 //

In January 2023, the Compensation Committee established the following 2022 annual incentive award payouts split equally between cash and stock:

				ACTUAL AWARD

NAMED EXECUTIVE OFFICER (1)	THRESHOLD	TARGET	MAXIMUM	PERCENTAGE	CASH	EQUITY (2)

Craig S. Billings	160%	200%	240%	203%	$1,825,715	$1,825,715

Julie M . Cameron-Doe	160%	200%	240%	203%	$ 912,857	$ 912,857

Ellen F. Whittemore	160%	200%	240%	203%	$ 912,857	$ 912,857
(1) Mr. Maddox is not included in this table as he was paid in accordance with the Maddox Termination Agreement on January 31, 2022. Refer to the sections titled “Summary Compensation Tables” and “Payments Made Upon Termination” for further discussion.
(2) The amounts set forth in this column reflect the aggregate grant date fair value of stock awards granted. These stock awards are fully vested.
LONG-TERM INCENTIVES:
In the past, the Company made periodic—not annual—equity grants to executives, including our NEOs. Those periodic grants were typically made with long-term vesting dates of up to ten years and such award
s we
re not subject to performance conditions.
Beginning in 2018, the Compensation Committee moved from periodic grants to annual grants with three-year vesting and implemented a policy of subjecting a portion of grants made to NEOs to performance conditions to ensure a superior focus on operational excellence as well as better align executives’ interests with those of long-term shareholders. For 2022, the Compensation Committee set the vesting schedule on annual restricted stock grants to equal annual insta llme
nt vesting on a pro rata basis over three-years to allow executives to realize incentives over time.
In 2022, the Compensation Committee approved, the use of “fair share” metrics for performance conditions over one-,
two-,
and three-year performance periods for our Las Vegas Operations. With the Macau market generating Adjusted Property EBITDAR losses over the course of 2021 and 2022 due to pandemic-related travel restrictions, along with significant uncertainty around the financial outlook of the Company’s Macau Operations in 2022, the Compensation Committee decided it would temporarily exclude Macau-specific performance measures from the 2022 grant. This resulted in 33% of long-term incentives granted with performance conditions. As noted in the Responding to Shareholder Feedback section, informed by extensive shareholder outreach following our poor Say-on-Pay performance in May 2022, the Committee significantly increased the proportion of long-term incentive awards with performance conditions to 55% for the January 2023 LTI grant.
These fair share metrics were generally calculated as follows:

1.	In Las Vegas, the Company’s share of total revenue relative to selected peers divided by the Company’s share of hotel rooms among such peers; and

2.	In Las Vegas, the Company’s share of total Adjusted Property EBITDAR relative to selected peers divided by the Company’s share of hotel rooms among such peers.
The Compensation Committee believes that the combination of targeted, high-return investments along with continual revenue and EBITDAR relative outperformance are essential to long-term shareholder value creation. The Committee believes this is best reflected in the consistent generation of Revenue and EBITDAR “fair share” premiums. The decision to select these metrics was based on careful consideration of the following factors:

1.
The Company’s strategy is to attract and retain premium customers in each market in which the Company operates, driving outsized Operating Revenue and Adjusted Property EBITDAR performance relative to peers over the long run. The consistent generation of “fair share” premiums indicate that our properties are continually outperforming the competition in revenue and EBITDAR.

2.	Consistently achieving premium fair share incentivizes a long-term strategic operating approach, including diligent and consistent investment in facilities and team members across the business cycle.

3.
Utilizing fair share metrics also prevents management from unduly benefiting from favorable market tailwinds, and instead incentivizes consistent outperformance relative to our competitors regardless of the overall market conditions.

2023 PROXY STATEMENT	// 36 //

The Compensation Committee believes it has set rigorous fair share targets for the 2022 long-term incentive equity grant. It considers the specific goals to be confidential, however as they relate directly to the Company’s strategy.
2022 EQUITY GRANTS:
The following table summarizes the 2022 annual long-term incentive equity grants for our NEOs. Additional information and the required disclosure under Item 402(d) of Regulation
S-K
for 2022 can be found in the section titled “Grants of Plan-Based Awards Table.” Mr. Maddox was not granted any stock during 2022; as such, is not included in the table below. For more information related to his separation, refer to the Sections titled “Summary Compensation Tables” and “Payments Made Upon Termination.”

NAMED EXECUTIVE OFFICER	GRANT DATE	RESTRICTED STOCK (#) (1)	PERFORMANCE- BASED RESTRICTED STOCK (#) (2)	TOTAL TARGET AWARD ($) (3)

Craig S. Billings	January 12, 2022	52,448	26,224	$6,750,058

Julie M. Cameron-Doe	April 18, 2022	34,033	-	$2,500,064
	April 25, 2022	10,490	5,245	$1,136,224

Ellen F. Whittemore	January 12, 2022	12,238	6,119	$1,575,031
(1) Except as otherwise described in the section titled “Potential Payments Upon Termination or Change in Control,” such restricted stock award vests ratably over three years on each anniversary of the grant date (except in the case of
Ms. Cameron-Doe’s
grant on April 25, 2022 which vests on January 12
th
in each of the successive three years), subject to continued employment through such vesting date.
(2) Except as otherwise described in the section titled “Potential Payments Upon Termination or Change in Control,” such restricted stock award vests ratably over three years on each of the dates of February 28 in the three successive years, based on achievement of pre-established
financial performance goals, subject to continued employment through such vesting date, except in the case of Ms. Whittemore, which is subject to performing service during any performance period and will continue to vest on the original vesting date if performance criteria are met even if Ms. Whittemore is no longer employed by the Company under certain conditions.
(3) The amounts set forth in this column reflect the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. Performance awards are included in this table at target.
In May 2022, as a measure to preserve liquidity due to the financial impact of continued pandemic related travel restrictions to and from Macau, a voluntary salary for stock scheme was implemented across 1,690 of our people in Macau under the Wynn Macau, Limited Employee Ownership Scheme. Our NEOs demonstrated support and leadership by electing to receive a portion of their cash salary for a grant of stock options. The following table summarizes those grants. Additional information and the required disclosure under Items 402(c) and 402(d) of Regulation
S-K
can be found in the sections titled “Summary Compensation Table” and “Grants of Plan-Based Awards Table.”

NAMED EXECUTIVE OFFICER	GRANT DATE	VESTING DATE	STOCK OPTIONS (#)	EXERCISE PRICE ($)	BASE SALARY EXCHANGED (%)	GRANT DATE FAIR VALUE ($)

Craig S. Billings	May 11, 2022	December 31, 2022	21,803	$58.85	35%	$404,664

Julie M. Cameron-Doe	May 11, 2022	December 31, 2022	10,383	$58.85	33%	$192,708

Ellen F. Whittemore	May 11, 2022	December 31, 2022	10,383	$58.85	33%	$192,708
GRANT IN CONNECTION WITH APPOINTMENT AS NEO
On April 18, 2022, the Board appointed
Ms. Cameron-Doe
Chief Financial Officer of the Company. In connection with the appointment,
Ms. Cameron-Doe
and the Company entered into an employment contract, pursuant to which
Ms. Cameron-Doe
received a partial make-whole grant of 34,033 shares of restricted stock upon execution of the employment contract, intended to replace a portion of the forfeited restricted stock values she would have received should she have stayed with her previous employer. Except as otherwise described in the section titled “Potential Payments Upon Termination or Change in Control,” the restricted stock award vests ratably over three years on each anniversary of the grant date, subject to
Ms. Cameron-Doe’s
continued employment through such date.

// 3 7 //

2023 EQUITY GRANTS

T
he following table summarizes 2023 annual long-term incentive equity grants for our NEOs.

NAMED EXECUTIVE OFFICER	GRANT DATE	RESTRICTED STOCK (#) (1)	PERFORMANCE- BASED RESTRICTED STOCK (#) (2)	PERFORMANCE SHARE UNITS (#) (3)	TOTAL TARGET AWARD ($) (4)

Craig S. Billings	January 12, 2023	37,649	25,099	20,916	$8,250,000

Julie M. Cameron-Doe	January 12, 2023	7,188	4,791	3,994	$1,575,000

Ellen F. Whittemore	January 12, 2023	7,556	9,235	-	$1,655,640
(1) Except as otherwise described in the section titled “Potential Payments Upon Termination or Change in Control,” such restricted stock award vests ratably over three years on each anniversary of the grant date, subject to continued employment through such vesting date.
(2) Except as otherwise described in the section titled “Potential Payments Upon Termination or Change in Control,” such restricted stock award vests ratably over three years on each of the dates of February 28 in the three successive years, based on achievement of pre-established
financial performance goals, subject to continued employment through such vesting date, except in the case of Ms. Whittemore, which is subject to performing service during any performance period and will continue to vest on the original vesting date if performance criteria are met even if Ms. Whittemore is no longer employed by the Company under certain conditions.
(3) Represents the grant of performance share units (“PSUs”) pursuant to the Plan. Each PSU represents the right to receive between 0 and 1.6 shares of Company common stock depending on the performance of the common stock from January 1, 2023 to January 1, 2026 (the “ PSU Vesting Date”), with such performance determined as the multiple of the volume-weighted average closing price (“VWAP”) of Company common stock over the
60-trading
day period ending on the PSU Vesting Date, as adjusted to include dividends paid during the term of the PSU, to the VWAP of Company common stock over the
60-trading
day period ending on January 1, 2023 (“TSR”), which was $70.21. Threshold performance is achieved if TSR is greater than or equal to
-25%
but less than 0% and results in a 60% payout. Below Target performance is achieved if TSR is greater than or equal to 0% but less than 25% and results in an 80% payout. Target performance is achieved if TSR is greater than or equal to 25% but less than 50% and results in a 100% payout. Below Maximum performance is achieved if TSR is greater than or equal to 50% but less than 100% and results in a 120% payout. Maximum performance is achieved if TSR is greater than or equal to 100% and results in a 160% payout.
(4) The amounts set forth in this column reflect the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. Performance awards are included in this table at target.
EXECUTIVE BENEFITS:
We provide our NEOs with benefits that we believe are reasonable, competitive and consistent with our overall executive compensation program. Our executive benefits include certain health insurance coverage, life insurance premiums, and reimbursement of nonresident state income taxes, all of which are described in the footnotes to the “Summary Compensation Table.” We pay nonresident state income taxes imposed on our executives who we required to travel on Company business and perform services in states other than their states of employment. This primarily arose as a result of travel to, and work in, Massachusetts in connection with our Encore Boston Harbor resort. Our reimbursement covers the incremental cost of the nonresident taxes and puts the executives in the same economic position as though they had worked in their normal places of business. The Company does not gross-up
or pay any state income taxes that the employees incur on account of work in their normal work locations. In addition, we provide to certain of our executives, including NEOs, employee discounts at certain of our properties’ outlets, complimentary rooms and meals for business purposes, and access to the Company’s aircraft pursuant to time-sharing agreements described in “Certain relationships and transactions—Aircraft Arrangements.”
PEER GROUP BENCHMARKING:
The Compensation Committee believes that it is appropriate to offer competitive total compensation packages to senior executive officers to attract and retain top talent in a competitive industry. The compensation peer group allows the Compensation Committee to monitor the compensation practices of our primary competitors for executive talent. The Compensation Committee targets the 50th percentile for the Company’s senior executive officers’ total compensation.
In 2022, as part of our regular review of our compensation programs, as well as in connection with new employment contracts for our NEOs, the Compensation Committee considered peer group data from gaming and other related industries that the Compensation Committee believes reflect the competitive market for executive talent similar to that required by the Company. For 2022, the Compensation Committee modified the 2021 peer group by removing The Estee Lauder Companies Inc., as it was no longer comparable due to the size of the company compared to the rest of the peer group.

2023 PROXY STATEMENT	// 38 //

Wynn Resorts 2022 executive compensation peer group

GAMING & RESORTS	TRAVEL, HOSPITALITY & RESORTS	LIFESTYLE PRODUCTS

Caesars Entertainment, Inc.	Hilton Worldwide Holdings Inc.	Capri Holdings Limited

Las Vegas Sands Corp.	Hyatt Hotels Corporation	PVH Corp.

MGM Resorts International	Marriott International, Inc.	Ralph Lauren Corporation

Penn Entertainment	Norwegian Cruise Line Holdings Ltd	Tapestry, Inc.

	Royal Caribbean Cruises Ltd	V.F. Corporation

Wyndham Hotels & Resorts, Inc.
The 16 companies in the peer group generally had revenue, market capitalization and total enterprise value (as of December 31, 2022) similar to those of the Company as set forth below.

	WYNN RESORTS		PEER GROUP

Revenue	$3.8 billion	Range:	$1.6 billion–$19.3 billion

		Median:	$6.7 billion

Market Capitalization	$9.3 billion	Range:	$4.5 billion–$47.1 billion

		Median:	$9.2 billion

Enterprise Value	$18.8 billion	Range:	$7.7 billion–$56.5 billion

		Median:	$17.2 billion
Data source: Bloomberg.
Our CEO pay is below the 25th percentile based on publicly reported executive compensation information in 2022 peer group proxy statements as of March 10, 2023.

// 39 //

Non-disclosure
of certain metrics and targets
The Company believes in transparency and strives to disclose as much information to shareholders as possible except when we believe that providing full, or even limited, disclosure would be detrimental to the interests of shareholders. We believe certain disclosures could provide our competitors with insight regarding confidential business strategies without meaningfully adding to
shareholders
’ understanding.
Other aspects of our executive compensation
STOCK OWNERSHIP REQUIREMENTS:
The Board has adopted the following stock ownership requirements applicable to members of the Board of Directors and senior officers:

Chief Executive Officer	6x base salary

Other NEOs	3x base salary

Non-employee Members of the Board	3x annual retainer
Ownership requirements must be met for NEOs within five years of appointment to office and for Directors within five years of election to the Board, with vested options and all restricted stock grants counted toward satisfaction of ownership requirements. If a NEO fails to make progress towards meeting these requirements, he or she will be automatically restricted by the Company from selling shares in future vesting beyond what is required to meet tax obligations. Currently, all members of the Board and NEOs satisfy the requirements.
CLAWBACK POLICY
In anticipation of Nasdaq implementing a clawback policy rule in response to the SEC’s final rule issued in 2022, the Board adopted a clawback policy for executive officer compensation. Incentive-based compensation paid to our current or former executive officers, including our current or former NEOs, is subject to clawback (
i.e.
, repaid by the NEO to the Company) if there is a restatement of our financial statements within three years of the payment. The amount of the clawback generally is equal to the difference between the compensation received by the NEO and the payment that would have been made based on the restated financial results.
ROLE OF THE COMPENSATION COMMITTEE AND MANAGEMENT IN SETTING COMPENSATION:
The Compensation Committee sets all elements of compensation for our NEOs based upon the NEO’s contributions to the operating and strategic performance of the Company. The Compensation Committee considers the recommendations of the CEO in establishing compensation for all other NEOs. In addition, the CEO performs annual reviews of our senior executive officers and makes recommendations to the Compensation Committee. The Compensation Committee reviews the recommendations and makes final decisions regarding compensation for our senior executive officers.
ROLE OF THE COMPENSATION CONSULTANT:
The Compensation Committee has the authority to retain compensation consulting firms exclusively to assist it in the evaluation of senior executive officer and employee compensation and benefit programs. In 2022, the Compensation Committee retained Radford a nationally recognized independent compensation consulting firm, to assist in performing its duties. Radford does not provide services to the Company other than the advice on director and executive compensation that it may provide the Compensation Committee when requested. In 2022, Radford, at the direction of the Compensation Committee, completed a peer group review and competitive compensation analysis, in connection with the Compensation Committee’s review of compensation levels of our NEOs. The Compensation Committee retains sole responsibility for engaging its advisors.
INDEPENDENCE OF THE COMPENSATION CONSULTANT:
The Compensation Committee has determined that Radford is independent, and the services provided by Radford currently do not and during 2022 did not raise any conflict of interests. In reaching these conclusions, the Compensation Committee considered the factors set forth in
Rule 10C-1
of the Exchange Act and applicable listing standards.

2023 PROXY STATEMENT	// 40 //

EMPLOYMENT CONTRACTS:
We have a longstanding practice of entering into multi-year employment contracts with our senior executive officers and senior management. We believe that employment contracts provide greater assurance of continuity and retention of critical creative and operating talent in a highly competitive industry. Employment contracts for our NEOs are approved by the Compensation Committee in consultation with the Compensation Committee’s independent compensation advisors, as needed. The employment contracts for the NEOs currently employed by the Company specify their base salary and provide that if the executive’s employment (i) terminates without cause at the Company’s election, (ii) is terminated by the executive following the Company’s material breach of the agreement or (iii) is terminated by the executive for good reason after a change in control, the executive will receive a separation payment as described in more detail under the heading “Potential Payments Upon Termination or Change in Control.” The employment contracts and the terms of equity awards also provide that vesting of some or all of an executive’s equity awards will accelerate upon certain events. Current employment contracts do not provide for any excise tax gross ups. We believe that providing for these benefits in these situations enhances the value of the business by preserving the continuity of management during potential change in control situations and by focusing our senior executives on our long-term priorities. Additional information regarding payments under these provisions is provided under the heading “Potential Payments Upon Termination or Change in Control.”
Compensation committee report
We have reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation
S-K
with the Company’s management. Based on such review and discussion, we have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee
Betsy S. Atkins, Chair
Richard J. Byrne
Margaret J. Myers
Clark T. Randt, Jr.

// 4 1 //

The table below summarizes the total compensation awarded to, earned by, or paid to, each of our NEOs for the fiscal years ended December 31, 2022, 2021 and 2020.
The table below is presented in a manner consistent with Regulation
S-K.
As discussed in the Compensation Discussion and Analysis section of this proxy, on May 11, 2022 in an effort to preserve liquidity due to the ongoing pandemic related travel restrictions to and from Macau, Mr. Billings,
Ms. Cameron-Doe,
and Ms. Whittemore voluntarily elected to exchange 35%, 33%, and 33%
of
their remaining cash base salary for 2022, respectively, for a stock option of equivalent value. The value of the stock option grant is included in the Salary column in the table below.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($) (1)	STOCK AWARDS ($)(2)(3)	OPTION AWARDS ($)(3)(4)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(5)	All OTHER COMPENSATION ($)(6)	TOTAL ($)

	2022	$1,752,115	$8,575,772	$49,977	$1,825,715	$25,508	$12,229,087

Craig S. Billings (7) Chief Executive Officer	2021	$1,140,000	$8,361,675	$-	$1,200,000	$11,671	$10,713,346

	2020	$1,200,000	$3,678,581	$1,673,207	$528,000	$70,997	$7,150,785

Julie M. Cameron-Doe (8) Chief Financial Officer	2022	$628,846	$4,549,146	$16	$912,857	$1,377	$6,092,242

Ellen F. Whittemore Executive Vice President, General Counsel and Secretary	2022	$896,538	$2,487,888	$115,723	$912,857	$25,586	$4,438,592
	2021	$665,000	$1,775,115	$-	$700,000	$19,318	$3,159,433
	2020	$700,000	$1,985,303	$249,824	$308,000	$27,484	$3,270,611

	2022	$153,846	$-	$89,328	$-	$7,586,983	$7,830,157

Matt Maddox (9) Former Chief Executive Officer	2021	$1,900,000	$8,500,202	$-	$2,500,000	$28,545	$12,928,747

	2020	$2,000,000	$20,283,231	$699,218	$1,100,000	$489,531	$24,571,980
(1) The amounts set forth in this column reflect each Named Executive Officer’s annual base salary approved by the Compensation Committee as adjusted for each NEO’s service and contract period. On May 12, 2022, in effort to preserve liquidity, Mr. Billings,
Ms. Cameron-Doe
and Ms. Whittemore elected to receive 35%, 33% and 33%, respectively, of the remainder of their annual cash salary in the form of a stock option grant. The full annual base salary for each such Named Executive Officer is reflected in this column with such stock option grant valued in accordance with FASB ASC Topic 718. The value of such stock options included in this column is equivalent to the cash value such NEO would have received if that portion of their base salary was paid in cash, except for a de minimis incremental amount equal to $10, $16, and $16 for Mr. Billings,
Ms. Cameron-Doe,
and Ms. Whittemore, respectively, which is included in the “Option Awards” column above.
(2) Stock awards granted as a component of the annual incentive awards are reported in this column as stock award compensation to reflect the applicable service period for such awards; however, the annual incentives were approved by the Compensation Committee in January of the following calendar year. See annual incentive award payouts as described in ”Compensation Discussion and
Analysis-How
We Designed Incentives for 2022” for a description of the 2022 annual incentive awards. The amounts reported in 2022 reflect a portion from restricted stock grants which are not related to the annual incentive awards and were reported in the year of grant. Except as otherwise noted, certain grants in this column vest based on specified performance criteria and are reflected in this column at 100% of the aggregate grant date fair value in accordance with FASB ASC Topic 718. Except as otherwise noted, certain grants in this column vest based on specified performance criteria and are reflected in this column at 100% of the aggregate grant date fair value, which is the highest level of achievement for these awards.
(3) The amounts set forth in this column reflect the aggregate grant date fair value of stock awards and stock options computed in accordance with FASB ASC Topic 718. Performance-based restricted share awards in this column are reflected based on the probable outcome of such conditions as of the applicable grant date in accordance with accounting standards for stock-based compensation. Except as otherwise described in the footnotes to this table, all performance-based restricted share awards were deemed probable of vesting on the grant date. See our Annual Report on Form
10-K
for the year ended December 31, 2022, Item 8, Note 12 -“Stock-Based Compensation” to our Consolidated Financial Statements for assumptions used in computing fair value.

// 4 3 //

(4) The amounts set forth in this column represent stock options of a subsidiary, granted to Messrs. Billings and Maddox and Ms. Whittemore in 2020 and include the incremental expense incurred when such stock options were modified in 2022. In 2022, as a measure to retain employees, one of our stock plans at a subsidiary was rebalanced for all awards issued under that plan, which resulted in incremental compensation for Mr. Billings, Ms. Whittemore, and Mr. Maddox.
(5) As described above under “Compensation Discussion and
Analysis-How
We Designed Incentives for 2022,” in January 2022, the Compensation Committee exercised its discretion to pay 50% of the actual earned annual incentive for all NEO’s in shares of the Company’s Common Stock.
(6) The following amounts for 2022 are included in “All Other Compensation” for Mr. Billings:
(i) insurance premiums and benefits including executive life and medical insurance of $7,776;
(ii) reimbursement of taxes related to work performed in Massachusetts of $8,476; and
(iii) matching contributions made under the Company’s §401(k) Plan, which is generally available to our eligible employees, of $9,150.
The following amounts for 2022 are included in “All Other Compensation” for
Ms. Cameron-Doe:
(i) insurance premiums and benefits including executive life and medical insurance of $633; and
(ii) reimbursement of taxes related to work performed in Massachusetts of $744.
The following amounts for 2022 are included in “All Other Compensation” for Ms. Whittemore:
(i) insurance premiums and benefits including executive life and medical insurance of $11,775;
(ii) reimbursement of taxes related to work performed in Massachusetts of $4,624; and
(iii) matching contributions made under the Company’s §401(k) Plan, which is generally available to our eligible employees, of $9,150.
The following amounts for 2022 are included in “All Other Compensation” for Mr. Maddox:
(i) payment of $7,583,333 in accordance with the Maddox Transition Agreement, as described in more detail under the heading “Potential Payments Upon Termination or Change in Control”; and
(ii) insurance premiums and benefits including executive life and medical insurance of $3,650.
(7) Mr. Billings previously served as Chief Financial Offer and was appointed to serve as Chief Executive Officer effective February 1, 2022.
(8)
Ms. Cameron-Doe
joined the Company as Chief Financial Officer on April 18, 2022.
(9) Mr. Maddox resigned as Director of the Board and Chief Executive Officer effective January 31, 2022.
Discussion of summary compensation table
In 2022, each of the NEOs received a base salary in accordance with the terms of their employment agreement, as approved by the Compensation Committee. Key terms of the agreements, as in effect on December 31, 2022, were as follows:

NAMED EXECUTIVE OFFICER	CONTRACT EXPIRATION	BASE SALARY
Craig S. Billings	February 15, 2025	$1,800,000
Julie M. Cameron-Doe	April 18, 2025	$900,000
Ellen F. Whittemore	January 31, 2025	$900,000
Each of the employment agreements provides that the executive will participate in Company profit sharing and retirement plans if offered, disability or life insurance plans, medical and/or hospitalization plans, vacation and expense reimbursement programs. In addition, the agreements provide for severance payments and benefits upon certain terminations of employment, including termination following a change in control, as discussed in the section below entitled “Potential Payments Upon Termination or Change in Control.” Mr. Maddox’s base salary was $2.0 million per year at the time of his separation on January 31, 2022.
Pay vs. Performance
The following table sets forth SEC required information with respect to the Company’s financial performance and the compensation paid to our Principle Executive Officer(s) (each, a PEO) and our non-PEO
NEOs for the fiscal years ended on December 31,
2020
, December 31, 2021 and December 31, 2022.

							VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:

YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR OUTGOING PEO (1)(2)	SUMMARY COMPENSATION TABLE TOTAL FOR INCOMING PEO (3)	COMPENSATION ACTUALLY PAID TO OUTGOING PEO (1)(2)(5)(7)	COMPENSATION ACTUALLY PAID TO INCOMING PEO (3)(5)(8)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOs (4)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOs (4)(5)(9)	TOTAL SHAREHOLDER RETURN (6)	PEER GROUP TOTAL SHAREHOLDER RETURN (6)	NET INCOME (10)	ADJUSTED PROPERTY EBITDAR (11)

2022	$7,830,157	$12,229,087	$(698,593)	$6,644,349	$5,265,417	$5,161,405	$59.91	$58.28	$(423,856,000)	$725,387,000

2021	$12,928,747	-	$7,935,501	-	$6,936,390	$7,397,174	$61.77	$78.17	$(755,786,000)	$569,441,000

2020	$24,571,980	-	$7,387,812	-	$5,210,698	$4,256,704	$81.96	$89.66	$(2,067,245,000)	$(324,305,000)
(1) Effective February 1, 2022, Mr. Billings succeeded Mr. Maddox as the Company’s Chief Executive Officer and the Principal Executive Officer. For the year 2022, the amounts set forth in these columns reflect Mr. Maddox’s compensation for the period between January 1, 2022 and January 31, 2022, including severance. Mr. Maddox was the PEO of the Company for fiscal years 2021 and 2020.

2023 PROXY STATEMENT	// 44 //

(2) For the year 2022, compensation information for Mr. Maddox includes consideration of the terms set forth in the Maddox Transition Agreement, including forfeitures
. See “Summary Compensation Table” section for more detail.
(3) The amounts set forth in these columns reflect Mr. Billings’ total compensation for the year 2022, including compensation as the Company’s Chief Financial Officer for the period between January 1, 2022 and January 31, 2022.
(4) Effective February 1, 2022, Mr. Billings was named the PEO and was excluded from the list of Non-PEO NEOs. Mr. Billings’ compensation is included in PEO columns. Effective April 18, 2022, Ms. Cameron-Doe was appointed as the Company’s Chief Financial Officer and was named a NEO. For 2022, the Company’s NEOs were Ms. Cameron-Doe, who joined the Company on April 18, 2022, and Ms. Whittemore. For the year 2021 and 2020, the Company’s NEOs were Mr. Billings and Ms. Whittemore.
(5) The amounts set forth in these columns reflect the remeasurement of equity awards at the vesting date or if not vested at December 31 st
of each respective year computed in accordance with FASB ASC Topic 718. The valuation assumptions used to calculate such fair values did not materially differ from those disclosed at the time of grant other than the stock price of a subsidiary used in the valuation of subsidiary stock options. NEOs do not receive pension benefits.
(6) The Company TSR and the TSR of the Dow Jones Gambling Index (Ticker: DJUSCA), the Company’s Peer Group, reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100, including the reinvestment of dividends, on the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation S-K.
(7) The “Compensation Actually Paid” to the outgoing PEO reflects the following adjustments made to the “Total Compensation” amounts reported in the Summary Compensation Table, computed in accordance with Item 402(v) of Regulation S-K:
(i) For the 2022 fiscal year, $
(2,111,462)
represents a change in fair value of equity awards at the vesting date, and $
(6,417,288
) represents the reversal of compensation actually paid related to the forfeiture of previously granted equity awards upon separation from the Company;
(ii) For the 2021 fiscal year, $
(4,993,246
) represents a change in fair value of equity awards at either the vesting date or December 31, 2021 in the case of unvested restricted stock and unexercised stock options; and
(iii) For the 2020 fiscal year, $
(10,816,043
) represents a change in fair value of equity awards at either the vesting date or December 31, 2020 in the case of unvested restricted stock and unexercised stock options, and $
(6,368,125
) represents the reversal of compensation actually paid related to the cancellation of equity awards granted in 2020.
(8) The “Compensation Actually Paid” to the incoming PEO reflects the following adjustments made to the “Total Compensation” amounts reported in the Summary Compensation Table, computed in accordance with Item 402(v) of Regulation S-K:
(i) For the 2022 fiscal year, $
(5,584,738
) represents a change in fair value of equity awards at either the vesting date or December 31, 2022 in the case of unvested restricted stock awards and unexercised stock options.

(9) The “Compensation Actually Paid” to the non-PEOs reflects the following adjustments made to the “Total Compensation” amounts reported in the Summary Compensation Table, computed in accordance with Item 402(v) of Regulation S-K:
(i) For the 2022 fiscal year, $(80,116) represents a change in the fair value of equity awards at either the vesting date or December 31, 2022 in the case of unvested restricted stock awards and unexercised stock options, and $(23,896) represents the reversal of compensation actually paid related to the forfeiture on previously granted performance-based restricted stock that did not vest due to not meeting the performance criteria;
(ii) For the 2021 fiscal year, $460,784 represents a change in fair value of equity awards at either the vesting date or December 31, 2021 in the case of unvested restricted stock and unexercised stock options; and
(iii) For the 2020 fiscal year, $
(953,994
) represents a change in fair value of equity awards at either the vesting date or December 31, 2020 in the case of unvested restricted stock and unexercised stock options.
(10) The dollar amounts reported represent the amount of net income reflected in the Compan
y’s audit
ed financial statements for the applicable year.
(11) See “2022 Highlights” for a definition of Adjusted Property EBITDAR.

// 4 5 //

Relationship between executive compensa
tion
and performance
The following chart outlines the relationship among the Company’s key performance metrics and the aggregate “total compensation actually paid” to all NEOs for each applicable fiscal year.

Pay vs. Performance tabular list
The table below list our most important performance measures used to link compensation actually paid for our NEOs to company performance, over the fiscal year ending December 31, 2022. The performa nce
measures included in this tabl
e are not r
anked by relative importance.

PERFORMANCE MEASURE

(1) Adjusted Property EBITDAR

(2) Market Share of Gross Gaming Revenues

(3) Achievement of Forbes Five-Star awards

2023 PROXY STATEMENT	// 4 6 //

2022
Grants of plan-based awards table
The Omnibus Plan rewards management for creation of superior return to shareholders, measured by the operating performance of our resorts. The amounts shown in the table below reflect potential payments and/or values of the awards, as required under Regulation
S-K.

NAMED EXECUTIVE OFFICER	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS ($) (1)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE PRICE OF OPTION AWARDS ($/SH)	CLOSING PRICE ON GRANT DATE ($/SH)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($) (2)
		THRESHOLD ($)	TARGET ($)	MAXIMUM ($)
Craig S. Billings	N/A	$2,880,000	$3,600,000	$4,320,000	-	-	-	-	$-
	01/12/2022	-	-	-	52,448 (3)	-	-	$85.80	$4,500,038
	01/12/2022	-	-	-	26,224 (4)	-	-	$85.80	$2,250,019
	05/11/2022	-	-	-	-	21,803 (6)	$18.56	$58.85	$404,664
Julie M. Cameron-Doe	N/A	$1,440,000	$1,800,000	$2,160,000	-	-	-	-
	04/18/2022	-	-	-	34,033 (5)	-	-	$73.46	$2,500,064
	04/25/2022	-	-	-	10,490 (3)	-	-	$72.21	$757,483
	04/25/2022	-	-	-	5,245 (4)	-	-	$72.21	$378,741
	05/11/2022	-	-	-	-	10,383 (6)	$18.56	$58.85	$192,708
Ellen F. Whittemore	N/A	$1,440,000	$1,800,000	$2,160,000	-	-	-	-	$-
	01/12/2022	-	-	-	12,238 (3)	-	-	$85.80	$1,050,020
	01/12/2022	-	-	-	6,119 (4)	-	-	$85.80	$525,010
	05/11/2022	-	-	-	-	10,383 (6)	$18.56	$58.85	$192,708
(1) The potential 2022 performance-based annual incentive awards that could have been earned for 2022 are subject to (a) the limitations set forth in the Omnibus Plan, including the cash and stock grant limits and continued employment through the end of the performance period, (b) the Compensation Committee’s ability to reduce awards in its discretion and (c) the Compensation Committee’s discretion to pay a portion of the awards in shares of Common Stock. Actual awards were based upon achievement of the following 2022 performance criteria: (i) achievement of a 2022 Encore Boston Harbor Adjusted Property EBITDAR goal; (ii) achievement of a 2022 Wynn Las Vegas Adjusted Property EBITDAR goal; (iii)
a
chievement of Wynn Las Vegas GGR market share goal; (iv) achievement of Macau operations GGR market share goal; (v) achievement of Forbes Five-Star at Wynn Las Vegas; (vi) successful concession renewal in Macau; and (vii) advancement of Design & Development of the Wynn UAE project. Please refer to “Compensation Discussion and
Analysis-How
We Designed Incentives for 2022” for a description of each of the goals and achievement of performance against those goals.
(2) The amounts set forth in this column reflect the aggregate grant date fair value of stock awards and stock options computed in accordance with FASB ASC Topic 718. Performance-based restricted share awards in this column are reflected based on the probable outcome of such conditions as of the applicable grant date in accordance with accounting standards for stock-based compensation. See our Annual Report on Form
10-K
for the year ended December 31, 2022, Item 8, Note 12 -“Stock-Based Compensation” to our Consolidated Financial Statements for assumptions used in computing fair value.
(3) Restricted stock award vests ratably on January 12, 2023, 2024 and 2025, subject to continued employment.
(4) Restricted stock award vests ratably on February 28, 2023, 2024 and 2025 subject to the achievement of pre-established
property-level revenue and Adjusted Property EBITDAR performance goals over a one-,
two-,
and three-year period, respectively, and in the case of Mr. Billings and
Ms. Cameron-Doe
subject to continued employment and in the case of Ms. Whittemore subject to performing service during any performance period and will continue to vest on the original vesting date if performance criteria are met even if Ms. Whittemore is no longer employed by the Company under certain conditions.
(5) In connection with an employment agreement executed on December 7, 2021 and her appointment as Chief Financial Officer,
Ms. Cameron-Doe
received a partial make-whole grant of 34,033 shares of restricted stock intended to replace a portion of the forfeited restricted stock value she would have received should she have stayed with her previous employer. This grant vests ratably over three years on the anniversary dates from the date of the grant, subject to continued employment.
(6) On May 11, 2022, Mr. Billings,
Ms. Cameron-Doe,
and Ms. Whittemore elected to receive 35%, 33% and 33% of their remaining cash salary, respectively, in the form of a stock option grant with a term of three years. The number of options underlying each security was determined based on the fair value of the option on the date of grant. As these options were granted in lieu of cash for the calendar year 2022 base salary, the options vested in full on December 31, 2022.

// 47 //

Outstanding equity awards at fiscal
year-end

NAMED EXECUTIVE OFFICER	COMPANY	OPTION AWARDS				STOCK AWARDS
		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (5)

Craig S. Billings	Wynn Resorts, Limited	21,803	-	$58.85	05/11/2025	139,726 (2)	$11,523,203
	Wynn Interactive Ltd	1,825	1,825	$78.62	12/11/2030 (1)	-	$-

Julie M. Cameron-Doe	Wynn Resorts, Limited	10,383	-	$58.85	05/11/2025	49,768 (3)	$4,104,367

Ellen F. Whittemore	Wynn Resorts, Limited	10,383	-	$58.85	05/ 11/2025	32,159 (4)	$2,652,153
	Wynn Interactive Ltd	1,825	1,825	$78.62	12/11/2030 (1)	-	$-
(1) On December 11, 2020, in recognition of additional responsibilities as members of the board of Wynn Interactive, Mr. Billings and Ms. Whittemore were granted options to acquire shares of Wynn Interactive Ltd, a majority-owned subsidiary of the Company. The options vest 25% each year on the anniversary date for four years subject to continued employment.
(2) 7,332 shares will vest on March 1, 2023; 3,394 shares will vest on February 28, 2023, and 3,395 shares will vest on February 28, 2024; 8,741 shares will vest on February 28, 2023 and 2024, and 8,742 shares will vest on February 28, 2025, all of which are subject to continued employment and the achievement of pre-established
property-level performance goals. 5,000 shares will vest on March 1, 2023; 3,394 shares will vest on January 11, 2023, and 3,395 shares will vest on January 11, 2024; 17,572 shares will vest on November 9, 2023 and 2024; 17,482 shares will vest on January 12, 2023, and 17,483 shares will vest on January 12, 2024 and 2025, all of which are subject to continued employment.
(3) 1,748 shares will vest on February 28, 2023 and 2024, 1,749 shares will vest on February 28, 2025, all of which are subject to continued employment and the achievement of pre-established
property-level performance goals. 3,496 shares will vest on January 12, 2023, and 3,497 shares will vest on January 12, 2024 and 2025; 11,344 shares will vest on April 18, 2023 and 2024, and 11,345 shares will vest on April 18, 2025, all of which are subject to continued employment.
(4) 3,583 shares will vest on March 1, 2023; 1,658 shares will vest on February 28, 2023, and 1,660 shares will vest on February 28, 2024; 2,039 shares will vest on February 28, 2023, and 2,040 shares will vest on February 28, 2024 and 2025, all of which are subject to service during the performance period and the achievement of pre-established
property-level performance goals. 3,583 shares will vest on January 14, 2023; 1,658 shares will vest on January 11, 2023, and 1,660 shares will vest on January 11, 2024; 4,079 shares will vest on January 12, 2023 and 2024, and 4,080 shares will vest on January 12, 2025, all of which are subject to continued employment.
(5) Amounts in this column are based upon the closing price of the Company’s stock at December 31, 2022, which was $82.47.

2023 PROXY STATEMENT	// 48 //

Option exercises and stock vested in 2022

	OPTION AWARDS		STOCK AWARDS

NAMED EXECUTIVE OFFICER	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)

Craig S. Billings	-	$-	56,783	$4,634,536

Julie M. Cameron-Doe	-	$-	-	$-

Ellen F. Whittemore	-	$-	11,766	$995,467

Matt Maddox(1)	-	$-	117,916 (1)	$10,292,961
(1) 35,678 shares vested in accordance with contractual vesting schedules and 82,238 vested in accordance with the Maddox Transition Agreement, as described in more detail under the heading “Maddox Transition Agreement” below.
The amounts reported in the table above are based on the closing price of the Company’s Common Stock on the date the stock award vested. Upon vesting of the stock award, the executive also was paid an amount equal to the dividends that had accrued on the shares prior to their vesting.
Potential payments upon termination or change in control
PAYMENTS MADE UPON TERMINATION DUE TO DEATH, COMPLETE DISABILITY OR LICENSE REVOCATION.
The Company’s employment agreements with its current NEOs provide that such agreements terminate automatically upon death or complete disability of the employee, as well as upon failure of the employee to obtain or maintain any required gaming licenses. Upon such termination, such NEO is entitled to a lump sum payment of accrued and unpaid base salary and vacation pay through the termination date. Pursuant to the terms of the applicable stock option agreements and restricted stock grant agreements, all of the unvested options and restricted stock held by such NEOs would vest upon termination as a result of such NEO’s death or complete disability.
PAYMENTS MADE UPON TERMINATION WITHOUT CAUSE AT EMPLOYER’S ELECTION OR AT EMPLOYEE’S ELECTION UPON COMPANY MATERIAL BREACH DURING THE TERM
. The Company’s employment agreements with its current NEOs provide that such agreements are terminable by the Company without cause upon notice to the employee, so long as a “separation payment” is paid as provided in such contracts, or by the employee upon written notice to the Company of the Company’s uncured material breach of the agreement. Cause is generally defined to include (i) inability or failure to secure and/or maintain any licenses or permits required by government agencies with jurisdiction over the business of the Company or its affiliates; (ii) willful destruction of property of the Company or an affiliate having a material value to the Company or such affiliate; (iii) fraud, embezzlement, theft, or comparable dishonest activity (excluding acts involving a de minimis dollar value and not related in any manner to the Company, its affiliates or their business); (iv) conviction of or entering a plea of guilty or nolo contendere to any crime constituting a felony; (v) material breach of employment agreement; (vi) neglect, refusal, or knowing failure to materially discharge duties (other than due to physical or mental illness) commensurate with title and function, or failure to comply with the lawful directions of the Company or its board; (vii) knowing material misrepresentation to the Company or its Board of Directors; (viii) failure to follow a material policy or procedure of the Company or an affiliate; or (ix) material breach of a statutory or common law duty of loyalty or fiduciary duty to the Company or an affiliate. Material breach is defined as (i) the Company’s failure to pay the employee’s base salary when due, (ii) the Company’s material reduction in the scope in the employee’s duties and responsibilities such that the employee’s remaining duties and responsibilities are materially inconsistent with duties and responsibilities generally associated with the employee’s position with the Company, or (iii) a material reduction in the employee’s base salary.

// 49 //

The “separation payment” for all current NEOs equals the sum of (a) base salary for the remainder of the term of the employment agreement, but not less than 12 months (except for Mr. Billings which is not less than 18 months); (b) bonus projected for all bonus periods through the end of the term of the employment agreement (based upon the last bonus paid pursuant to the employment agreement), but not less than the preceding bonus that was paid; and (c) any accrued but unpaid vacation pay.
If Mr. Billings,
Ms. Cameron-Doe
or Ms. Whittemore is terminated by the Company without cause or resigns following the Company’s material breach of his or her employment agreement, then as a condition to receiving such separation payment, he/she must execute a written release-severance agreement that (1) releases the Company, its affiliates, and their officers, directors, agents and employees, from any claims or causes of action, and (2) provides that the terminated employee may not disclose either the terms of the release-severance agreement or the compensation paid. In addition, the NEOs are entitled to health benefits coverage under the same plan or arrangement as such NEO was covered immediately prior to termination. Mr. Billings is entitled to health benefits for the remainder of the term but not less than 18 months and for a period of twelve months thereafter. Ms. Whittemore is entitled to health benefits for the remainder of the original term but not less than 12 months and for a period of twelve months thereafter. Ms. Cameron-Doe is entitled to health benefits until the earlier of the remainder of the term or until she is covered by a plan of another employer. Pursuant to the terms of the applicable restricted stock grant agreements, all of the unvested restricted stock held by such NEOs would vest pro rata based on the number of months served since the grant date upon a termination of the NEO’s employment by the Company without “cause” or by the employee upon the Company’s material breach.
PAYMENTS MADE UPON TERMINATION BY EMPLOYEE FOR GOOD REASON AFTER CHANGE IN CONTROL
. The Company’s employment agreements with its current NEOs provide that such agreements are terminable by the employee for good reason after a change of control. A change of control is generally defined as (a) any person or group becomes the beneficial owner of more than 50% of the Company’s outstanding securities, (b) the existing directors of the Company (including those elected in the normal course and not including those elected as a result of an actual or threatened election contest) cease to constitute a majority of the Board of the Company, or (c) the consummation of a merger, consolidation or reorganization to which the Company is a party or the sale or disposition of substantially all of the assets of the Company. Good reason is defined as: (i) reduction of employee’s base salary; (ii) discontinuation of employer’s bonus plan without immediately replacing such bonus plan with a plan that is the substantial economic equivalent of such bonus plan, or amending such bonus plan so as to materially reduce employee’s potential bonus at any given level of economic performance of employer or its successor entity; (iii) material reduction in the aggregate benefits and perquisites to employee; (iv) requirement that such employee change the location of his or her job or office by a distance of more than 25 miles; (v) reduction of responsibilities or required reporting to a person of lower rank or responsibilities; or (vi) a successor’s failure to expressly assume in writing the employment agreement.
Upon termination by the employee pursuant to this provision, the employee is entitled to the “separation payment” described under “Payments Made Upon Termination Without Cause at Employer’s Election During the Term” above. Pursuant to the terms of the applicable stock option agreements, some or all of the unvested options held by the applicable current NEOs would immediately vest upon termination by the Company without cause or upon termination by the employee for good reason after a change of control. Pursuant to the terms of the applicable restricted stock grant agreements, all of the unvested restricted stock held by such NEOs would vest upon termination for “good reason” following a “change of control.”
PAYMENTS MADE UPON TERMINATION
. The tables below reflect the amount of compensation that would become payable to each of our current NEOs under existing agreements and arrangements if the NEO’s employment had terminated on December 31, 2022, based on the NEO’s compensation as of such date and, if applicable, the Company’s closing stock price on that date. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including benefits generally available to all salaried employees, such as distributions under the Company’s 401(k) plan. In addition, in connection with any actual termination of employment, the Compensation Committee may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, as the Compensation Committee determines appropriate. The actual amounts that would be paid upon an NEO’s termination of employment can only be determined at the time of such executive’s separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event and the Company’s stock price.

2023 PROXY STATEMENT	// 50 //

CRAIG S. BILLINGS

	TERMINATION UPON DEATH OR COMPLETE DISABILITY	TERMINATION WITHOUT CAUSE OR UPON MATERIAL BREACH	TERMINATION BY EMPLOYEE FOR GOOD REASON AFTER CHANGE IN CONTROL
Base Salary	Amounts earned and unpaid through the date of termination	$3,831,781	$3,831,781
Bonus	$-	$7,302,860	$7,302,860
Stock Options/Restricted Stock (1)(2)	$12,080,523	$4,048,360	$12,080,523
Company Paid Life Insurance	$1,800,000	$-	$-
Benefits (3)	$-	$47,426	$47,426
(1) Upon a termination due to death, complete disability or by the NEO for good reason after a change in control, 139,726 shares of restricted stock would vest in full immediately. Using the closing stock price on December 31, 2022, the value of such 139,726 shares would have been $11,523,204 plus accrued dividends of $42,332. At December 31, 2022, 21,803 options are exercisable and in the money. The intrinsic value of such options would have been $514,987 on December 31, 2022.
(2) Upon a termination by the Company without cause or by the NEO upon the Company’s material breach, 42,409 shares of restricted stock would vest on a prorated basis based on the number of months since the grant date. Using the closing stock price on December 31, 2022, the value of such 42,409 shares would have been $3,497,471 plus accrued dividends of $35,902. At December 31, 2022, 21,803 options are exercisable and in the money. The intrinsic value of such options would have been $514,987 on December 31, 2022.
(3) Continued health benefits for remainder of the term but not less than 18 months and for a period of twelve months thereafter.
JULIE M.
CAMERON-DOE

	TERMINATION UPON DEATH OR COMPLETE DISABILITY	TERMINATION WITHOUT CAUSE OR UPON MATERIAL BREACH	TERMINATION BY EMPLOYEE FOR GOOD REASON AFTER CHANGE IN CONTROL
Base Salary	Amounts earned and unpaid through the date of termination	$2,068,767	$2,068,767
Bonus	$-	$3,651,428	$3,651,428
Stock Options/Restricted Stock (1)(2)	$4,349,613	$1,223,753	$4,349,613
Company Paid Life Insurance	$900,000	$-	$-
Benefits (3)	$-	$34,173	$34,173
(1) Upon a termination due to death, complete disability or by the NEO for good reason after a change in control, 49,768 shares of restricted stock would vest in full immediately. Using the closing stock price on December 31, 2022, the value of such 49,768 shares would have been $4,104,367. At December 31, 2022, 10,383 options are exercisable and in the money. The intrinsic value of such options would have been $245,246 on December 31, 2022.
(2) Upon a termination by the Company without cause or by the NEO upon the Company’s material breach, 11,865 shares of restricted stock would vest on a prorated basis based on the number of months since the grant date. Using the closing stock price on December 31, 2022, the value of such 11,865 shares would have been $978,507. At December 31, 2022, 10,383 options are exercisable and in the money. The intrinsic value of such options would have been $245,246 on December 31, 2022.
(3) Continued health benefits for remainder of the term or until covered by another plan.

// 51 //

ELLEN F. WHITTEMORE

	TERMINATION UPON DEATH OR COMPLETE DISABILITY	TERMINATION WITHOUT CAUSE OR UPON MATERIAL BREACH	TERMINATION BY EMPLOYEE FOR GOOD REASON AFTER CHANGE IN CONTROL
Base Salary	Amounts earned and unpaid through the date of termination	$1,878,904	$1,878,904
Bonus	$-	$3,651,428	$3,651,428
Stock Options/Restricted Stock (1)(2)	$2,904,565	$1,875,623	$2,904,565
Company Paid Life Insurance	$900,000	$-	$-
Benefits (3)	$-	$47,426	$47,426
(1) Upon a termination due to death, complete disability or by the NEO for change in control, 32,159 shares of restricted stock would vest in full immediately. Using the closing stock price on December 31, 2022, the value of such 32,159 shares would have been $2,652,153 plus accrued dividends of $7,166. At December 31, 2022, 10,383 options are exercisable and in the money. The intrinsic value of such options would have been $245,246 on December 31, 2022.
(2) Upon a termination by the Company without cause or by the NEO upon the Company’s material breach, 13,567 shares of restricted stock would vest on a prorated basis based on the number of months since the grant date, and 6,119 shares of restricted stock would vest based on providing service during any performance period as outlined in Ms. Whittemore’s employment agreement dated January 12, 2022. Using the closing stock price on December 31, 2022, the value of such 13,567 shares and 6,119 shares would have been $1,623,505 plus accrued dividends of $6,872. At December 31, 2022, 10,383 options are exercisable and in the money. The intrinsic value of such options would have been $245,246 on December 31, 2022.
(3) Continued health benefits for remainder of the term but not less than 12 months and for a period of twelve months thereafter.
MADDOX TRANSITION AGREEMENT
On November 9, 2021, the Company entered into an agreement with Mr. Maddox (the “Maddox Transition Agreement”) to finalize the term of his transition and departure. In consideration of the terms set forth in the Maddox Transition Agreement, consistent with the separation terms in Mr. Maddox’s existing employment agreement, the Maddox Transition Agreement provided to Mr. Maddox the following: (1) a cash payment equal to $3.0 million, equivalent to eighteen months’ salary; (2) continued participation in the Company’s senior executive health program through December 31, 2022; (3) a cash payment equal to $4.6 million, representing 11/12ths of Mr. Maddox’s annual bonus for 2021, and (4) health care benefits coverage for Mr. Maddox and his dependents which shall be paid for by the Company until the expiration of Mr. Maddox’s continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985. In addition, pursuant to Mr. Maddox’s existing restricted stock agreements, 82,238 unvested shares granted to Mr. Maddox vested on January 31, 2022 (with a fair value of $7.2 million on the date of vesting, including accrued dividends), representing a pro rata share of restricted stock previously granted to Mr. Maddox. Under the Maddox Agreement, Mr. Maddox has executed a waiver and release of claims on behalf of the Company and has agreed to comply with certain perpetual confidentiality obligations as well as post-termination non-competition and non-solicitation obligations through December 31, 2022.

2023 PROXY STATEMENT	// 52 //

Certain relationships and transactions
Pursuant to written Company policy, the Audit Committee reviews for approval or ratification all transactions with any related person, which SEC rules define to include directors, director nominees, executive officers, beneficial owners of in excess of 5% of the outstanding shares of the Company’s Common Stock, and their respective immediate family members. The policy classifies as pre-approved:
(a) employment of executive officers and director compensation if the compensation is required to be reported under Item 402 of Regulation
S-K;
(b) transactions with another company or charitable contributions if the related person’s only relationship is as an employee (other than executive officer), director or beneficial owner of less than 10% of that company’s or donee’s shares if the aggregate amount does not exceed the greater of $200,000 or 5% of that company’s or donee’s total annual revenues; (c) transactions where the related person’s interest arises solely from the ownership of the Company’s stock and all shareholders benefit on a pro rata basis; (d) transactions involving competitive bids; (e) regulated transactions involving services as a common carrier or public utility at rates fixed in conformity with law or governmental authority; and (f) transactions with related parties involving a bank as depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services. The Audit Committee receives notice of the occurrence of all pre-approved
transactions. All other transactions with related persons are subject to approval or ratification by the Audit Committee. In determining whether to approve or ratify a transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
The following are the material transactions or agreements that occurred or were in effect at any time after January 1, 2022, between the Company and related persons. The Audit Committee has approved or ratified all of these transactions that occurred after the date of the adoption of the policy.
COOPERATION AGREEMENT.
On August 3, 2018, the Company entered into a Cooperation Agreement (the “Cooperation Agreement”) with Elaine P. Wynn (“Ms. Wynn”) regarding the composition of the Company’s Board and certain other matters, including, among other things, the appointment of Mr. Satre to the Board, standstill restrictions, releases, non-disparagement,
reimbursement of expenses, and the grant of certain complimentary privileges. The term of the Cooperation Agreement expires on the date that Phil Satre no longer serves as Chair of the Board, unless earlier terminated pursuant to the circumstances described in the Cooperation Agreement.
REIMBURSABLE COSTS.
The Company periodically provides services to certain executive officers, directors, or former directors of the Company, including the personal use of employees, construction work and other personal services, for which the officers, directors, or former directors reimburse the Company. The Company requires prepayment for any such services, which amounts are replenished on an ongoing basis as needed. As of December 31, 2022, these net deposit balances with the Company were immaterial, as were the services provided.
AIRCRAFT ARRANGEMENTS.
Named Executive Officers, among other executives, may periodically use the Company’s aircraft for business or personal travel. Should an executive use the Company’s aircraft for personal reasons, they are required to enter into a time-sharing arrangement with the Company, whereby the executive reimburses the Company for the direct, incremental cost associated with the flight. Additionally, the Company is required to include as taxable compensation of an executive, the direct costs that the Company incurs in operating the aircraft where personal passengers accompany the executive on business flights, up to an amount determined by using the Internal Revenue Service Standard Industry Fare Level (SIFL) tables. During 2022, $15,817 was included in Mr. Billings’ taxable compensation for business flights with personal accompaniment, and Mr. Billings reimbursed the Company $9,300 through his deposit account described above for personal use of the aircraft. The Company does not provide tax gross ups related to the value of aircraft usage that is imputed into compensation. Neither
Ms. Cameron-Doe
nor Ms. Whittemore used the Company’s aircraft for personal travel during 2022.
OTHER.
In addition to the above, the Company (or its subsidiaries) employs Maryann Pascal, the sister-in-law
of Ms. Wynn (who is a beneficial owner of in excess of 5% of the outstanding shares of the Company’s Common Stock), as Vice President – Player Development at Wynn Las Vegas. The Audit Committee of the Company approved the employment arrangement and determined that compensation was at (or below) levels paid to non-family
members. Total compensation paid to Ms. Pascal for 2022 included the following amounts calculated in the same manner as the Summary Compensation Table values presented for NEOs: salary of $300,000, stock awards of $30,076, bonus of $110,975, and other compensation of $2,450.

// 53 //

Pay ratio disclosure
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies may have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
The pay ratio reported below is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll records and the methodology described below. For these purposes, we determined the median compensated employee using taxable income for 2021, which we annualized for any employee who did not work for the entire year unless designated as a temporary employee. We determined that, as of December 31, 2021, our employee population consisted of approximately 27,000 employees, with approximately 45% working in Macau as an employee of Wynn Macau, Limited or one of its subsidiaries. In identifying the median employee, we made a cost-of-living
adjustment using the International Monetary Fund’s implied purchasing power conversion rate of 5.00 with respect to employees located in Macau. Using this methodology, we determined that the median employee in 2021 was a full-time, hourly employee located in Massachusetts. We are using the same median employee to compute our 2022 pay ratio because we did not believe that this employee’s compensation had changed significantly or that our employee population had changed significantly in 2022. The 2022 annual total compensation of our median compensated employee, other than our CEO, was $46,164; the 2022 annual total compensation of our CEO, Mr. Billings, was $12,229,087; and the ratio of these amounts was
1-to-265.
To identify the median employee without a
cost-of-living
adjustment, we converted the compensation paid in Macau currency to U.S. dollars by applying a Macau patacas to U.S. dollars exchange rate using the noon buying rate of exchange of Macau patacas to U.S. dollars of 8.03 on December 31, 2022. For 2022, we did not identify a new median employee for the reasons described above. The 2022 annual total compensation of our median compensated employee, other than our CEO serving as of December 31, 2022, without the cost-of-living
adjustment was $41,677; and the ratio of this amount to Mr. Billings’s 2022 annual total compensation was
1-to-293.
We believe the employee population for gaming and hospitality industries includes a large percentage of “steady extra workers.” These are permanent workers who are paid hourly and obtain hours based on business volumes (e.g., coverage during peak times such as when large conventions are in town) and personal needs of the employee. As of December 31, 2022, approximately 18% of our employee population of approximately 27,000 consisted of steady extra workers, most of whom are eligible for medical and other benefits. Based on SEC’s rules, these permanent workers are included in the employee population used in calculating the median employee compensation and may impact comparability of our median employee compensation amount with that in other industries.
Our talented and dedicated employees play an integral role in our overall success
and we place great emphasis on creating an environment for our employees to excel and advance. We are committed to the development, health and well-being of our workforce through various programs, benefits and amenities. Please refer to “Our People and Our Stewardship” for additional information
.

2023 PROXY STATEMENT	// 54 //

Security ownership
CERTAIN BENEFICIAL OWNERSHIP AND MANAGEMENT
The following table sets forth, as of March 10, 2023, (unless otherwise indicated), certain information regarding the shares of the Company’s Common Stock beneficially owned by: (i) each director; (ii) each shareholder who is known by the Company to beneficially own in excess of 5% of the outstanding shares of the Company’s Common Stock; (iii) each of the Company’s NEOs; and (iv) all executive officers and directors as a group. Each shareholder’s beneficial ownership and corresponding percentage includes exercisable stock options, restricted shares and performance stock units that become exercisable or may be settled within 60 days of March 10, 2023, at the discretion of the shareholder. The percentage ownership is based on 113,681,662 shares of Common Stock outstanding as of March 10, 2023, and treats as outstanding all options held by that shareholder and exercisable within 60 days of March 10,
20
2
3
.

	BENEFICIAL OWNERSHIP OF SHARES (1)

NAME AND ADDRESS OF BENEFICIAL OWNER (2)	NUMBER	PERCENTAGE
5% Shareholders:
The Vanguard Group (3) 100 Vanguard Blvd. Malvern, PA 19355	11,132,845	9.79%
Elaine P. Wynn (4) c/o Elaine P. Wynn and Family Foundation 3800 Howard Hughes Parkway. Suite 960 Las Vegas, NV 89169	9,539,077	8.39%
T-Rowe Price Associates Inc. (5) 100 East Pratt St. Baltimore, MD 21202	8,638,226	7.60%
Capital International Investors (6) 333 South Hope St. Los Angeles, CA 90071	8,022,231	7.06%
Tilman J. Fertitta (7) c/o Fertitta Entertainment, Inc. 1510 West Loop South. Houston, TX 77027	6,917,551	6.09%
Blackrock Inc. (8) 55 East 52nd St. New York, NY 10055	6,704,817	5.90%
Named Executive Officers and Directors:
Philip G. Satre (9)	28,302	*
Betsy S. Atkins (10)	6,690	*
Richard J, Byrne (11)	13,506	*
Margaret J. Meyers (12)	14,815	*
Winifred M. Webb (13)	16,458	*
Patricia Mulroy (14)	16,563	*
Clark T. Randt, Jr. (15)	23,941	*
Darnell O. Strom (16)	8,959	*
Craig S. Billings (17)	277,584	*
Julie M. Cameron-Doe (18)	71,665	*
Ellen F. Whittemore (19)	67,932	*
All current directors and executive officers as a group (11 persons) (20)	546,415	*
* Less than one percent
(1) This table is based upon information supplied by officers, directors, and nominees for director, and contained in Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws, where applicable, the Company believes each of the shareholders named in this table has sole

// 55 //

voting and investment power with respect to the shares indicated as beneficially owned. Executives and directors have voting power over shares of restricted stock but cannot transfer such shares unless and until they vest.
(2) Unless otherwise indicated, the address of each of the named parties in this table is: c/o Wynn Resorts, Limited, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109.
(3) The Vanguard Group (“Vanguard”) has beneficial ownership of these shares as of December 31, 2022. Vanguard has sole dispositive power as to 10,725,155 shares, shared voting power as to 139,114 shares and shared dispositive power as to 407,690 shares. The information provided is based upon a Schedule 13G/A filed on February 9, 2023 by Vanguard. The number of common shares beneficially owned by the Vanguard Group may have changed since the filing of the Schedule 13G/A.
(4) The information provided is based upon a Schedule 13D/A, dated August 6, 2018, filed by Elaine P. Wynn.
(5) T. Rowe Price Associates, Inc. (“Price Associates”) has beneficial ownership of these shares as of December 31, 2022. Price Associates has sole dispositive power as to 8,638,226 shares, and sole voting power as to 4,488,675 shares. The information provided is based upon a Schedule 13G/A filed on February 14, 2023 by Price Associates. The number of common shares beneficially owned by Price Associates may have changed since the filing of the Schedule 13G/A.
(6) Capital International Investors, a division of Capital Research and Management Company, has beneficial ownership of these shares as of December 31, 2022. Capital International Investors has sole dispositive power as to 8,022,231 shares, and sole voting power as to 8,022,231 shares. The information provided is based upon a Schedule 13G/A filed on February 13, 2023 by Capital International Investors. The number of common shares beneficially owned by Capital International Investors may have changed since the filing of the Schedule 13G/A.
(7) Tilman J. Fertitta, Hospitality Headquarters, Inc., and Fertitta Entertainment, Inc. (collectively, “Fertitta”) have beneficial ownership of these shares as of December 31, 2023. The amount of common shares reported as beneficially owned in the table includes (i) 6,808,126 shares that are beneficially owned by Hospitality Headquarters, Inc.; (ii) 10,000 shares that are beneficially owned by Fertitta Entertainment, Inc.; and (iii) 99,425 shares that are beneficially owned by Mr. Fertitta. Mr. Fertitta is the sole shareholder of Fertitta Entertainment, Inc. and Hospitality Headquarters, Inc. As such, Mr. Fertitta may be deemed to share beneficial ownership of the securities beneficially owned by Fertitta Entertainment, Inc. and Hospitality Headquarters, Inc. The information provided is based upon a Schedule 13G filed on October 31, 2022 by Fertitta. The number of common shares beneficailly owned by Fertitta may have changed since the filing of the Schedule 13G.
(8) Blackrock, Inc. (“Blackrock”) has beneficial ownership of these shares as of December 31, 2023. Blackrock has sole dispositive power as to 6,704,817 shares, and sole voting power as to 6,061,924 shares. The information provided is based upon a Schedule 13G/A filed on February 1, 2023 by Blackrock. The number of common shares beneficially owned by Blackrock may have changed since the filing of the Schedule 13G/A.
(9) Includes (i) 3,916 shares of unvested restricted stock subject to vesting in accordance with Restricted Stock Agreements and (ii) 11,995 shares held indirectly through a family trust.
(10) Includes 3,916 shares of unvested restricted stock subject to vesting in accordance with Restricted Stock Agreements.
(11) Includes 3,916 shares of unvested restricted stock subject to vesting in accordance with Restricted Stock Agreements.
(12) Includes 3,916 shares of unvested restricted stock subject to vesting in accordance with Restricted Stock Agreements.
(13) Includes 3,916 shares of unvested restricted stock subject to vesting in accordance with Restricted Stock Agreements.
(14) Includes (i) 3,916 shares of unvested restricted stock subject to vesting in accordance with Restricted Stock Agreements, (ii) 6,700 shares subject to immediately exercisable options to purchase Wynn Resorts’ Common Stock, and (iii) 3,082 shares held indirectly through a family trust.
(15) Includes (i) 3,916 shares of unvested restricted stock subject to vesting in accordance with Restricted Stock Agreements and (ii) 7,000 shares subject to immediately exercisable options to purchase Wynn Resorts’ Common Stock.
(16) Includes 3,474 shares of unvested restricted stock subject to vesting in accordance with Restricted Stock Agreements.
(17) Includes (i) 157,131 shares of unvested restricted stock subject to vesting in accordance with Restricted Stock Agreements and (ii) 21,803 shares subject to immediately exercisable options to purchase Wynn Resorts’ Common Stock.
(18) Includes (i) 56,503 shares of unvested restricted stock subject to vesting in accordance with Restricted Stock Agreements and (ii) 6,383 shares subject to immediately exercisable options to purchase Wynn Resorts’ Common Stock.
(19) Includes (i) 32,350 shares of unvested restricted stock subject to vesting in accordance with Restricted Stock Agreements.
(20) Includes 41,886 shares subject to immediately exercisable stock options to purchase Wynn Resorts’ Common Stock.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who own more than 10% of the Company’s Common Stock to file reports of ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and greater than 10% beneficial owners are also required to furnish the Company with copies of all Forms 3, 4 and 5 they file. Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all its executive officers, directors and greater than 10% beneficial owners complied with all the filing requirements applicable to them with respect to transactions during 2022, except that due to a time delay in securing an EDGAR code for our new CFO, one Form 4 with respect to a restricted stock award granted to
Ms. Cameron-Doe
was one day late.

2023 PROXY STATEMENT	// 56 //

Proposal 1: Election of directors

At the recommendation of the Company’s Nominating and Corporate Governance Committee, the Board is nominating the following individuals for election as Class III directors:

-	Richard J. Byrne

-	Patricia Mulroy

-	Philip G. Satre

The Board has nominated the three individuals listed above to serve as Class III directors for terms that commence upon election at the 2023 Annual Meeting. If elected at the 2023 Annual Meeting, each nominee would serve until the 2026 Annual Meeting and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal or retirement. The persons designated as proxies will have discretion to cast votes for other persons in the event any nominee for director is unable to serve, or the Board may choose to reduce the size of the Board. At present, it is not anticipated that any nominee will be unable to serve. If any director nominee is not elected at the 2023 Annual Meeting, the remaining members of the Board may fill the resulting vacancy, or the Board may choose to reduce the size of the Board. Biographical and other information for our nominees and our current directors is provided in the “Director Biographies” section.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

Proposal 2: Ratification of appointment

of independent auditors

The Audit Committee of the Board has selected Ernst & Young LLP, a registered public accounting firm, as our independent auditors to examine and report to our shareholders on the consolidated financial statements of our Company and its subsidiaries for the fiscal year ending December 31, 2023. Representatives of Ernst & Young LLP are expected to be present at the virtual Annual Meeting and will be given an opportunity to make a statement.

As a matter of good corporate governance, the Audit Committee has determined to seek shareholder ratification of its selection of Ernst & Young LLP as the Company’s independent auditors, although this is not required under Nevada law, the Company’s Articles or Bylaws, SEC rules or applicable listing standards. If the shareholders do not ratify the selection of Ernst & Young LLP as the Company’s independent auditors for 2023, the Audit Committee will evaluate what would be in the best interests of the Company and its shareholders and consider whether to select new independent auditors. Even if the shareholders ratify the selection of Ernst & Young LLP, the Audit Committee, in its discretion, may direct the appointment of a different independent public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR 2023.

2023 PROXY STATEMENT	// 58 //

AUDIT AND OTHER FEES

The following table presents the aggregate fees billed (or expected to be billed) to the Company for audit and other services provided by Ernst & Young LLP, the Company’s independent auditor, for each of the fiscal years ended December 31, 2022, and December 31, 2021:

	AGGREGATE FEES

CATEGORY	2022	2021

Audit fees	$4,857,385	$5,520,862

Audit-related fees	$39,000	$492,129

Tax fees	$47,100	$5,000

All other fees	-	-

“Audit fees” includes the aggregate fees for professional services rendered for the reviews of our consolidated financial statements for the quarterly periods ended March 31, June 30 and September 30, for the audit of our consolidated financial statements and the consolidated financial statements of certain of our subsidiaries for the years ended December 31, 2022 and 2021, and for the audit of our internal controls over financial reporting as of December 31, 2022 and 2021. “Audit fees” also include fees for services provided in connection with capital market transactions, audit-related accounting consultations and statutory audits of certain subsidiaries of the Company. “Audit-related fees” include the aggregate fees for the audit of the Company’s defined contribution employee benefit plan, and for 2021, fees for pre-acquisition audits of an acquired company. “Tax fees” include fees for domestic tax planning and other research.

PRE-APPROVAL POLICY

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accountants by pre-approving certain types of services at usual and customary rates. These services may include audit services, audit-related services, tax services and other permissible non-audit services. The pre-approval authority details the particular service or category of service that the independent registered public accountants will perform. Management reports to the Audit Committee on the actual fees charged by the independent registered public accountants for each category of service.

During the year, circumstances may arise when it becomes necessary to engage the independent registered public accountants for additional services not contemplated in the original pre-approval authority. In those instances, management submits a request to the Audit Committee describing a specific project at a specific fee or rate and, if deemed appropriate and necessary, the Audit Committee approves the services before we engage the independent registered public accountants.

The Audit Committee pre-approved all fees related to services provided by Ernst & Young LLP in 2022.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of the five members named below. As required by our committee charter, each member of the Audit Committee has been determined to be an independent director, as defined under the NASDAQ listing rules and the rules of SEC. In addition, the Board has determined that two of the five committee members (Mr. Byrne and Ms. Webb) are Audit Committee financial experts, as defined by SEC rules.

During 2022, we held five full committee meetings.

Our purpose and responsibilities are set forth in our committee charter, which is reviewed and updated, as appropriate, to address changes in regulatory requirements, authoritative guidance, evolving oversight practices and investor feedback.

Our role is to oversee, on behalf of the Board, the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements, including review of the Company’s guidelines and policies with respect to risk assessment and risk management related to financial reporting and internal controls, major financial risk exposures of the

// 59 //

Company and the steps the Company’s management has taken to monitor and control such exposures. The Company’s management is responsible for the preparation, presentation and integrity of our financial statements, and for maintaining appropriate accounting and financial reporting principles and policies, and internal controls and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States of America and for auditing and providing an attestation report on the effectiveness of our internal control over financial reporting.

In fulfilling our oversight duties, at each regular quarterly meeting of the Audit Committee, we met separately in executive session with Ernst & Young LLP, our independent registered public accountants, as well with each of the Company’s General Counsel, Chief Audit Executive (who heads internal audit), Chief Financial Officer, and Global Chief Compliance Officer. During these meetings, we discussed the quality of the Company’s accounting and financial reporting processes and the adequacy and effectiveness of its internal controls and procedures; reviewed significant audit findings prepared by each of the independent registered public accountants and internal audit department, together with management’s responses; reviewed the overall scope and plans for the audits by the internal audit department and the independent registered public accountants; reviewed critical accounting policies and the significant estimates and judgments management used in preparing the financial statements and their appropriateness for the Company’s business and current circumstances; and reviewed each Company press release concerning Company earnings prior to its release.

Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 2006. In evaluating and selecting the Company’s independent registered public accounting firm, we consider, among other things, the historical and recent performance of our current firm, the firm’s global reach, external data on audit quality and performance, including Public Company Accounting Oversight Board (“PCAOB”) reports, industry experience, audit fee revenues, firm capabilities and audit approach, and the independence and tenure of the accounting firm. As discussed above, we have engaged Ernst & Young LLP to serve as our independent registered public accountants for the year ending December 31, 2023.

In addition to the activities discussed above, prior to the Company’s filing of its Annual Report on Form 10-K for the year ended December 31, 2022 with the SEC, we reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2022, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We discussed with the independent registered public accounting firm the matters required to be discussed by the applicable standards of the PCAOB and the SEC, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. We received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the audit committee concerning independence and have discussed with the independent auditors their firm’s independence. Based on the review and discussions described in this report, we recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC.

Audit Committee

Winifred M. Webb, Chair

Richard J. Byrne

Patricia Mulroy

Darnell O. Strom

2023 PROXY STATEMENT	// 60 //

Proposal 3: Advisory vote to approve the compensation

of named executive officers

In accordance with Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”)) and the related rules of the SEC, the Company presents its shareholders with the opportunity each year to vote to approve, on an advisory and non-binding basis, the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in this Proxy Statement.

This proposal, commonly known as a “Say-on-Pay” proposal, allows our shareholders the opportunity to express their views on our NEOs’ compensation. In considering this proposal, we urge shareholders to read the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure. Although this vote is advisory only, and therefore non-binding, the Board and the Compensation Committee will review and evaluate the voting result when considering future executive compensation decisions.

As described in detail in the Compensation Discussion and Analysis, the majority of our executives’ total compensation is at-risk, tied to achieving annual and long-term goals that enhance the value of our reputation and brand, sustain the performance and attractiveness of our resorts and drive long-term shareholder value. The design of our long-term incentives coupled with robust stock ownership guidelines ensure that our executives’ interests are aligned with those of long-term shareholders.

Therefore, in accordance with Section 14A of the Exchange Act and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the Annual Meeting:

“RESOLVED, that the shareholders of Wynn Resorts, Limited (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis and the tabular disclosure regarding each named executive officer’s compensation (together with the accompanying narrative disclosure) in the Proxy Statement, as disclosed pursuant to Item 402 of Regulation S-K, for the 2023 Annual Meeting of Shareholders.”

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION ON OUR NAMED EXECUTIVE OFFICER COMPENSATION, AS DISCLOSED IN THIS PROXY STATEMENT.

// 61 //

Proposal 4: Advisory vote to approve the frequency of future “Say-on-Pay” proposals

Pursuant to Section 14A of the Exchange Act, every six (6) years we are required to present a non-binding advisory vote to our shareholders on how frequently we should seek an advisory (or “Say-on-Pay”) vote to approve the compensation of our NEOs. This non-binding advisory vote is commonly referred to as a “Say-on-Pay Frequency” vote. In this Proposal No. 4, our shareholders may cast a non-binding advisory vote on whether they would prefer to have a Say-on-Pay vote every one year, every two years or every three years. Shareholders may also abstain from voting.

After careful consideration, our Board has determined that a Say-on-Pay vote that occurs every year continues to be the most appropriate alternative, and therefore, recommends that you vote that future non-binding advisory votes to approve the compensation of our NEOs be held every year (annually). In making this recommendation, our Board considered that an annual Say-on-Pay advisory vote furthers our objective of engaging in regular and timely communication with our shareholders on matters of corporate governance, including our executive compensation philosophy, policies and practices.

We understand that our shareholders may have different views as to what is an appropriate frequency for future advisory Say-on-Pay votes, and our Board will carefully review the voting results. Shareholders may cast their vote by specifying one of four choices for this proposal on their proxy card or voting instruction form: “One Year”, “Two Years”, “Three Years” or “Abstain.”

The option of one year, two years or three years that receives the highest number of votes cast by shareholders entitled to vote at the Annual Meeting will be the frequency for future Say-on-Pay advisory votes selected by shareholders on an advisory basis. As an advisory vote, this proposal is not binding on our Board or the Company. While our Board will consider the outcome of the advisory vote when making a decision regarding the frequency of future advisory Say-on-Pay votes, it may decide that it is in the best interests of our shareholders and the Company to hold an advisory Say-on-Pay vote more or less frequently than the option selected by the shareholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE OPTION OF “ONE YEAR” AS THE FREQUENCY WITH WHICH SHAREHOLDERS ARE PROVIDED FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

2023 PROXY STATEMENT	// 62 //

General Information

OUR 2023 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished to the shareholders of Wynn Resorts in connection with the solicitation by the Board of proxies for its 2023 Annual Meeting of Shareholders (the “Annual Meeting”) that will be held online. Our 2023 Annual Meeting will be held on May 4, 2023, via live webcast accessed at this website: http://www.virtualshareholdermeeting.com/WYNN2023, at 9:00 am (local time), and at any adjournments or postponements thereof. Our principal executive offices are located at 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109. Matters to be considered and acted upon at the Annual Meeting are set forth in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement and are more fully described herein.

THE BOARD RECOMMENDS A VOTE AS FOLLOWS:

PROPOSAL NUMBER	PROPOSAL	BOARD RECOMMENDATION

1	Election of the three Class III director nominees named in this Proxy Statement to serve until the 2026 Annual Meeting of Shareholders	“FOR” each nominee

2	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023	“FOR”

3	Approval, on a non-binding advisory basis, of the compensation of our named executive officers as described in this Proxy Statement	“FOR”

4	Approval, on a non-binding advisory basis, the frequency of future advisory votes to approve the compensation of our named executive officers	“FOR Every One Year”

VOTING AND SOLICITATION

Only holders of record of shares of the Company’s common stock, par value $0.01 (“Common Stock”), as of the close of business on March 10, 2023, the record date fixed by the Board (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. As of the Record Date, there were 113,681,662 shares of Common Stock outstanding. Each shareholder is entitled to one vote for each share of Common Stock held as of the Record Date on all matters presented at the Annual Meeting.

At least a majority of the outstanding shares of Common Stock must be represented at the Annual Meeting, either present virtually at the Annual Meeting or represented by proxy, to constitute a quorum and to transact business at the Annual Meeting. Abstentions and broker non-votes, as discussed further below, are counted for purposes determining whether there is a quorum.

For each item to be acted upon at the Annual Meeting, the item will be approved if the number of votes cast in favor of the item by the shareholders entitled to vote exceeds the number of votes cast in opposition to the item. You may vote “for,” “against” or abstain from voting on these proposals, and in the case of Proposal 1, you may vote “for,” “against” or abstain from voting on each director nominee. Abstentions will not be counted as votes cast on an item and, therefore, will not affect the outcome of these proposals. Broker non-votes will not be counted as votes cast on Proposals 1 and 3 and, therefore, will not affect the outcome of these proposals. Shares represented by properly executed and unrevoked proxies will be voted at the Annual Meeting in accordance with the directions of shareholders indicated in their proxies. If no specification is made, shares represented by properly executed and unrevoked proxies will be voted in accordance with the specific recommendations of the Board set forth above. If any other matter properly comes before the Annual Meeting, the shares will be voted in the discretion of the persons voting pursuant to the respective proxies.

For a shareholder who holds his or her shares through an intermediary, such as a broker, bank or other nominee (referred to as “beneficial owners”), such intermediary will not be permitted to vote on Proposal 1 (the election of directors) or Proposal 3 (approval of the compensation of our named executive officers (known as a “Say-on-Pay” vote)) or Proposal 4 (approval of the frequency of future Say-on-Pay votes) (this situation is called a “broker non-vote”). ACCORDINGLY, WE ENCOURAGE YOU TO VOTE YOUR SHARES ON ALL MATTERS BEING CONSIDERED AT THE ANNUAL MEETING. Notwithstanding the occurrence of a broker non-vote, the intermediary may still vote the shareholder’s shares on Proposal 2 (ratification of Ernst & Young LLP as our independent auditor).

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The following table summarizes the voting requirements to elect directors and to approve each of the proposals in this Proxy Statement:

PROPOSAL NUMBER	PROPOSAL	VOTE REQUIRED	BROKER DISCRETIONARY VOTING ALLOWED

1	Election of the three Class III directors	Number of votes cast in favor exceeds number of votes cast in opposition	No

2	Ratification of Ernst & Young LLP	Number of votes cast in favor exceeds number of votes cast in opposition	Yes

3	Advisory Vote to Approve the Compensation of Named Executive Officers	Number of votes cast in favor exceeds number of votes cast in opposition	No

4	Advisory Vote to Approve the Frequency of Future Say-on-Pay Votes	The option (one year, two years or three years) receiving the highest number of votes cast will be the option determined to be shareholders’ preferred frequency	No

HOW YOU CAN VOTE

SHAREHOLDERS OF RECORD. For shareholders of record, there are four different ways you can vote:

•	By Internet. To vote via the Internet, use the website on the enclosed proxy card.

•	By Telephone. To vote by telephone, call the toll-free number on the enclosed proxy card.

•	By Mail. To vote by mail, follow the instructions on the enclosed proxy card.

•

By Participating in the Virtual Annual Meeting. To vote electronically during the virtual Annual Meeting, visit http://www.virtualshareholdermeeting.com/WYNN2023, log in using the 16-digit control number printed in the box marked by the arrow on your Notice of Internet Availability or proxy card, click on the vote button on the screen and follow the instructions provided.

The Internet and telephone voting procedures are designed to authenticate your identity, to allow you to vote your shares and to confirm that your voting instructions have been properly recorded. Specific instructions are set forth on the enclosed proxy card. In order to be timely processed, an Internet or telephone vote must be received by 11:59 P.M. EASTERN TIME ON MAY 3, 2023. Regardless of the method you choose, your vote is important. Please vote by following the specific instructions on your proxy card.

BENEFICIAL SHAREHOLDERS. For shareholders who own shares of the Company’s Common Stock through an intermediary, such as a broker, bank or other nominee, the ultimate intermediary is the shareholder of record but will vote your shares in accordance with your instructions. In order to have your shares voted, you will need to follow the instructions for voting provided by your broker, bank or other nominee.

REVOCABILITY OF PROXIES

SHAREHOLDERS OF RECORD. If you are a shareholder of record and you deliver a proxy pursuant to this solicitation, you may revoke that proxy at any time before it is voted by (a) giving written notice to our Secretary at the address set forth below, (b) delivering to our Secretary a later dated proxy, (c) submitting another proxy by telephone or over the Internet (your latest telephone or Internet voting instructions are followed), or (d) voting electronically during the Annual Meeting. Written notice of revocation or subsequent proxy should be sent to:

Wynn Resorts, Limited

c/o Secretary

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

BENEFICIAL SHAREHOLDERS. If your shares are held through an intermediary, such as a bank, broker or other nominee, you must contact that person if you wish to revoke previously given voting instructions. In this case, attendance at the Annual Meeting, in and of itself, does not revoke a prior proxy.

2023 PROXY STATEMENT	// 64 //

PARTICIPATING IN THE ANNUAL MEETING

CONTROL NUMBER. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability, proxy card or voter instruction form to attend the virtual Annual Meeting and vote.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS. Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to some shareholders via the Internet, instead of mailing printed copies of those materials to each shareholder. Beginning on or about March 22, 2023, we sent to shareholders either a printed copy of our Annual Meeting materials or a Notice of Internet Availability containing instructions on how to access our Annual Meeting materials electronically. The Annual Meeting materials include this Proxy Statement and our Annual Report for the fiscal year ending December 31, 2022. The Notice of Internet Availability also explains how to vote through the Internet, by telephone or electronically at the Annual Meeting.

This electronic access process expedites shareholders’ receipt of our Annual Meeting materials, lowers the cost of our Annual Meeting and conserves natural resources. However, if you would prefer to receive a printed copy of our Annual Meeting materials, a proxy card or voting instruction form, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our Annual Meeting materials electronically or by mail, you will continue to receive the Annual Meeting materials in that format unless you elect otherwise.

PROXY PROCEDURE AND EXPENSES OF SOLICITATION

We have retained Broadridge Financial Solutions, an independent tabulator, to receive and tabulate the proxies, to serve as an inspector of elections, and to certify the results. In addition, we have engaged Innisfree M&A Incorporated (“Innisfree”), a professional proxy solicitation firm, to assist in the solicitation of proxies for the Annual Meeting. The Company has agreed to pay Innisfree a fee of $17,500, plus reimbursement for out-of-pocket expenses. The address of Innisfree is 501 Madison Avenue, 20th Floor, New York, New York 10022. If you need assistance in completing your proxy card or have questions regarding the Annual Meeting, please contact Innisfree toll-free at (888) 750-5834.

All expenses incurred in connection with the solicitation of proxies will be borne by us. We will also reimburse banks, brokers and other nominees for their expenses in forwarding proxy materials to beneficial owners of Common Stock held in their names.

Solicitation may be undertaken by mail, telephone, personal contact or other similar means by directors, officers and employees without additional compensation.

SHAREHOLDER NOMINATIONS AND PROPOSALS

Shareholders intending to present a proposal at the 2024 Annual Meeting of Shareholders for inclusion in our proxy statement for that meeting pursuant to Rule 14a-8 of the Exchange Act must submit the proposal in writing to Wynn Resorts, Limited, Attention: Secretary, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109. Such proposals must comply with the requirements of Rule 14a-8 of the Exchange Act and must be received by the Company no later than November 23, 2023.

In addition, our Bylaws provide notice procedures for shareholders to nominate a person as a director and to propose business to be considered by shareholders at a meeting when the nomination and/or the other business are not submitted for inclusion in the Company’s proxy statement. Notice of a nomination or proposal submitted pursuant to our Bylaws must be delivered to us not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice must be delivered to us not earlier than the close of business on the 120th day prior to such annual meeting date and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Accordingly, for our 2024 Annual Meeting, notice of a nomination or proposal must be delivered to us no later than February 4, 2024 and no earlier than January 5, 2024. Nominations and proposals also must satisfy other requirements set forth in the Bylaws and be submitted in writing and sent to the Company’s principal executive offices at Wynn Resorts, Limited, c/o Secretary, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109. If a shareholder complies with the forgoing notice provisions and with certain additional procedural requirements in the Bylaws and SEC rules, the Company will have authority to vote shares under proxies we solicit when and if the nomination or proposal is raised at the Annual Meeting. The Chair of the Board may refuse to acknowledge the introduction of any shareholder proposal not made in compliance with the foregoing procedures.

// 65 //

In addition to satisfying the requirements under the Company’s Bylaws, including the notice deadlines set forth above and therein, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.

ANNUAL REPORT

Our financial statements for the year ended December 31, 2022, are included in our 2022 Annual Report to Shareholders, which we are providing to our shareholders at the same time as this Proxy Statement. Our Annual Report and this Proxy Statement are also posted on the Internet at http://www.wynnresorts.com on the Company Information page under the “Annual Meeting” heading. If you would like to receive a printed copy of these materials, please call our Investor Relations department at (702) 770-7555 or send a written request to the Company at Wynn Resorts, Limited, c/o Investor Relations, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109, and we will send a copy to you without charge.

HOUSEHOLDING

Shareholders who are beneficial owners, but not the record holders, of the Company’s securities and share a single address may receive only one copy of the Company’s proxy materials, unless the broker, bank or other nominee delivering the materials has received contrary instructions from one or more of the shareholders. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of the document was delivered. A shareholder who wishes to receive a separate copy of the proxy materials, now or in the future, should submit his or her request to the Company by telephone at (702) 770-7555 or by submitting a written request to Wynn Resorts, Limited, c/o Investor Relations, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109. Beneficial owners sharing an address who are receiving multiple copies of the proxy materials and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy be mailed to all shareholders at the shared address in the future.

OTHER BUSINESS

The Company is not aware of any other matters to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons named in the proxy will vote the shares represented by the executed proxies on such matters as they determine appropriate in their discretion.

2023 PROXY STATEMENT	// 66 //

BAR PARASOL, WYNN LAS VEGAS

Wynn Resorts 3131 LAS VEGAS BLVD, SOUTH LAS VEGAS, NV 89109

WYNN RESORTS, LIMITED ATTN: CORPORATE SECRETARY 3131 LAS VEGAS BLVD. SOUTH LAS VEGAS, NV 89109

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 3, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/WYNN2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 3, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V01438-P87880                        KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WYNN RESORTS, LIMITED		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors

Nominees

01) Richard J. Byrne 02) Patricia Mulroy 03) Philip G. Satre

The Board of Directors recommends you vote FOR proposals 2 and 3.								For	Against	Abstain

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023.

3. To approve, on a non-binding advisory basis, the compensation of our named executive officers as described in the proxy statement.

The Board of Directors recommends you vote FOR EVERY ONE YEAR on proposal 4.							1 Year	2 Years	3 Years	Abstain

4. To approve, on a non-binding advisory basis, the frequency of future advisory votes to approve the compensation of our named executive officers.

NOTE: To consider and transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — V01439-P87880

WYNN RESORTS, LIMITED

Proxy for Annual Meeting of Shareholders

To Be Held on May 4, 2023

This proxy is solicited by the Board of Directors

The undersigned shareholder of Wynn Resorts, Limited, a Nevada corporation (the “Company”), hereby appoints Craig S. Billings or Ellen F. Whittemore, and each of them, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Shareholders of the Company to be held virtually at www.virtualshareholdermeeting.com/WYNN2023 on May 4, 2023, at 9:00 a.m., local time, (the “Annual Meeting”), and at any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such Annual Meeting and otherwise to represent the undersigned at the Annual Meeting, with the same effect as if the undersigned were present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as such proxies or their substitutes may determine on any other matters that may properly come before the Annual Meeting.The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanyingProxy Statement and revokes any proxy previously given with respect to such shares.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” ALL NOMINEES LISTED ON PROPOSAL NO. 1, “FOR” PROPOSAL NO. 2, “FOR” PROPOSAL NO. 3 AND FOR “EVERY ONE YEAR” ON PROPOSAL NO. 4 AND THEY WILL BE VOTED IN THE DISCRETION OF THE PROXIES OR THEIR SUBSTITUTES ON ANY OTHER MATTER AT THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

Continued and to be signed on reverse side